SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Aegion Corporation
(Name of Registrant as Specified in its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 14, 2013

TO THE OWNERS OF COMMON STOCK
OF AEGION CORPORATION:

You are invited to attend Aegion Corporation’s 2013 Annual Meeting of Stockholders.  The meeting will be held on May 14, 2013, at 8:30 a.m. local time at the DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017.

The purposes of this year’s meeting are:

(1)	to elect nine directors;
(2)	to consider and vote upon a proposal to approve an advisory resolution relating to executive compensation;
(3)	to approve the Aegion Corporation 2013 Employee Equity Incentive Plan;
(4)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2013; and
(5)	to transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

The Board of Directors set March 18, 2013 as the record date for the meeting.  This means that if you were an owner of our common stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournment(s) of the meeting.

Whether or not you expect to attend the meeting, please vote by following the instructions on the Notice Regarding Internet Availability of Proxy Materials that you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2013:

Our Proxy Statement and 2012 Annual Report are available at
www.proxyvote.com

By Order of the Board of Directors,

David F. Morris
Secretary
Chesterfield, Missouri
April 4, 2013

Proxy Statement

Aegion Corporation’s Board of Directors is mailing this Proxy Statement and the proxy card, or the Notice Regarding Internet Availability of Proxy Materials (the “E-Proxy Notice”), to you to solicit proxies on its behalf to be voted at our 2013 Annual Meeting of Stockholders, and at any adjournment(s) of the meeting.  The meeting will be held on May 14, 2013 at 8:30 a.m. local time at the DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017 for the purposes listed in the E-Proxy Notice and the notice accompanying this Proxy Statement.

On April 4, 2013, we first mailed this Proxy Statement and the proxy card, or the E-Proxy Notice, to our stockholders as of the close of business on March 18, 2013.  The E-Proxy Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2012 annual report.  The E-Proxy Notice also contains instructions on how to request a paper copy of our 2012 annual report, this Proxy Statement as well as a proxy card.

In addition, beginning on April 4, 2013, we will be hosting a stockholder only website at www.theinvestornetwork.com/forum/aegn.  This website provides validated stockholders the ability to learn more about the Company, vote their proxy and submit questions in advance of the 2013 Annual Meeting of Stockholders.

We will bear all costs relating to the solicitation of proxies.  Proxies may be solicited by our officers, directors and regular employees personally, by mail or by telephone.  We may reimburse brokers and other persons holding shares of stock in their names, or the names of their nominees, for reasonable expenses incurred in sending soliciting material to their principals.

Our executive office is located at 17988 Edison Avenue, Chesterfield, Missouri 63005.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2013:

Our Proxy Statement and 2012 Annual Report are available at:
www.proxyvote.com

Table of Contents

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	1
PROPOSAL 1: ELECTION OF DIRECTORS	6
Certain Information Concerning Director Nominees	6
Vote Required for the Election of Directors	10
CORPORATE GOVERNANCE	11
Independent Directors	11
Board Leadership Structure	11
Role of Board in Risk Oversight	12
Board Meetings and Committees	12
Corporate Governance Documents	15
REPORT OF THE AUDIT COMMITTEE	17
DIRECTOR COMPENSATION	18
Additional Information About Director Compensation	18
Stock Ownership Policy with Respect to Non-Employee Directors	19
EXECUTIVE COMPENSATION	21
COMPENSATION DISCUSSION AND ANALYSIS	21
Overview	21
Key 2012 Compensation Actions	23
Key 2013 Compensation Actions	24
How We Make Executive Compensation Decisions – Philosophy and Process	24
How We Made Compensation Decisions in 2012	26
2012 Target versus Actual Compensation	35
Compensation Related Policies	36
COMPENSATION COMMITTEE REPORT	39
COMPENSATION IN LAST FISCAL YEAR	40
Summary Compensation Table	40
Grants of Plan-Based Awards	41
Outstanding Equity Awards at Fiscal Year End	42
Option Exercises and Stock Vested	43
Nonqualified Deferred Compensation	43
Severance, Change in Control and Termination	44
Potential Post-Employment Payments as of December 31, 2012	47
INFORMATION CONCERNING CERTAIN STOCKHOLDERS	50
RELATED-PARTY TRANSACTIONS	52
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
EQUITY COMPENSATION PLAN INFORMATION	53
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	53
PROPOSAL 3: APPROVAL OF AEGION CORPORATION 2013 EMPLOYEE EQUITY INCENTIVE PLAN	55
Description of the 2013 Plan	55
Federal Tax Consequences	58
New Plan Benefits	59
Required Vote For Approval	59
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	59
Independent Auditors’ Fees	59
Vote Required for Ratification of the Appointment of Independent Auditors	60
OTHER MATTERS	60
HOUSEHOLDING OF MATERIALS	61
STOCKHOLDER PROPOSALS	61
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS	63
APPENDIX A	A-1

Questions And Answers About The Meeting And Voting

Who may vote?

You may vote if you owned shares of our common stock at the close of business on March 18, 2013, the record date for our 2013 Annual Meeting of Stockholders.  You are entitled to one vote for each share you owned on that date for each director to be elected and on each other matter presented at the meeting.  As of March 18, 2013, we had 39,186,506 shares of common stock, $.01 par value, outstanding.  We have no class or series of voting stock outstanding other than our common stock.

A list of stockholders entitled to vote at the meeting will be available for examination at our executive office located at 17988 Edison Avenue, Chesterfield, Missouri 63005 for ten days before the 2013 Annual Meeting of Stockholders and at the Annual Meeting.

What am I voting on?

•	First, you are voting to elect nine directors. Each director, if elected, will serve a term of one year or until his or her successor has been elected and qualified.

Our Board of Directors recommends a vote “FOR” the election of each of our nominees for director.

•	Second, you are voting to approve an advisory resolution relating to executive compensation.

Our Board of Directors recommends a vote “FOR” the advisory resolution relating to executive compensation.

•	Third, you are voting to approve the Aegion Corporation 2013 Employee Equity Incentive Plan.

Our Board of Directors recommends a vote “FOR” the approval of the Aegion Corporation 2013 Employee Equity Incentive Plan.

•	Fourth, you are voting to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2013.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2013.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

How do I vote?

•
By Telephone or Internet:  You can vote by telephone or Internet by following the instructions included on the E-Proxy Notice that you received in the mail or, if you requested or received a hard copy of this Proxy Statement, on the enclosed proxy card.

•
By Written Proxy:  If you requested or received a hard copy of this Proxy Statement, you can vote by written proxy by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.  If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy.

•	In Person: If you are a record stockholder, you can vote in person at the meeting.

What is a record stockholder and what is the difference between a record stockholder and a stockholder who holds shares in street name?

•	If your shares are registered in your name, you are a record stockholder.
•	If your shares are in the name of your broker or bank, or their nominee, your shares are held in street name.

How many votes are required to elect directors?

Directors are elected by the majority of votes cast, unless the election is contested where the number of director nominees exceeds the number of directors to be elected.  The election of directors at the 2013 Annual Meeting of Stockholders is not a contested election.  That means that for a director to be elected, the number of shares voted “for” a director must exceed the aggregate number of votes “withheld” from that director.  A summary of our majority voting standard appears under the heading “Proposal 1:  Election of Directors – Vote Required for the Election of Directors” on page 10 of this Proxy Statement.

How many votes are needed to approve the advisory resolution relating to executive compensation?

Approval of the advisory resolution relating to executive compensation requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

How many votes are required to approve the Aegion Corporation 2013 Employee Equity Incentive Plan?

Approval of the Aegion Corporation 2013 Employee Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2013?

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013 requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

What if other matters are voted on at the 2013 Annual Meeting of Stockholders?

If any other matters are properly presented at the 2013 Annual Meeting of Stockholders for consideration, the persons named as proxies in the enclosed proxy card (if you requested or received a hard copy of this Proxy Statement) will have the discretion to vote on those matters for you.  Approval of any other matter requires the affirmative vote of a majority of the shares of our common stock cast on such matter.  At the date we mailed the E-Proxy Notice or this Proxy Statement, our Board of Directors did not know of any other matter to be raised at the 2013 Annual Meeting of Stockholders.

What does it mean if I receive more than one E-Proxy Notice or proxy card?

If you hold your shares in more than one account name, you will receive an E-Proxy Notice or a proxy card for each account.  To ensure that all of your shares are voted, please follow the instructions on each E-Proxy Notice or proxy card that you receive.

Can I revoke my proxy?

Yes.  You can revoke your proxy by:

•	writing to the attention of our Corporate Secretary at the address of our executive office prior to the date of the 2013 Annual Meeting of Stockholders;

•
voting by telephone or internet on a later date, or delivering a later-dated proxy card, if you requested or received a hard copy of this Proxy Statement, prior to or at the 2013 Annual Meeting of Stockholders; or

•	voting in person at the 2013 Annual Meeting of Stockholders.

What is the record date and what does it mean?

The record date for the 2013 Annual Meeting of Stockholders is March 18, 2013.  The record date is set by our Board of Directors, as required by Delaware law.  Stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting, and
•	vote at the meeting, or at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy card?

If you received a hard copy of this Proxy Statement, you should specify your choice for each proposal on the enclosed proxy card.  If no specific instructions are given, proxy cards that are signed and returned will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the approval of the advisory resolution relating to executive compensation, “FOR” the approval of the Aegion Corporation 2013 Employee Equity Incentive Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2013.

How are broker non-votes and abstentions counted?

Broker “non-votes” will not be counted as present for the purpose of determining the presence of a quorum unless these shares are voted on at least one matter presented at the 2013 Annual Meeting of Stockholders.  A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

•	has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote, and

•	does not have discretionary voting power on the matter.

Brokers are subject to New York Stock Exchange (“NYSE”) rules with respect to their ability to vote shares held by them for the benefit of other persons.  The NYSE rules direct that, if you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instruction.  If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (the latter are treated as “broker non-votes”).  Proposal 4 is the only proposal that may be considered discretionary.

Broker non-votes will not be considered as either a vote cast for or withheld from a director nominee and thus will have no effect on the vote for director nominees.  Proposals 2, 3 and 4 require the affirmative vote of the majority of shares cast on the proposal and, therefore, a broker non-vote will have no effect on the votes of these proposals.

Abstentions will be counted as present for the purpose of determining the presence of a quorum for transacting business at the 2013 Annual Meeting of Stockholders.  A stockholder has no ability to abstain in the election of directors.  Proposals 2, 3 and 4 require an affirmative vote of a majority of shares cast on the proposal and, pursuant to our By-Laws, an abstention will have no effect on the votes on these proposals.

How many votes must be present to conduct business at the 2013 Annual Meeting of Stockholders?

Our By-Laws require that a quorum must be present to conduct business at the 2013 Annual Meeting of Stockholders.  To constitute a quorum, a majority of the outstanding shares of our common stock must be represented, in person or by proxy at the 2013 Annual Meeting of Stockholders.  The treatment of broker non-votes and abstentions with regard to determining a quorum is discussed above.

Why did I receive the E-Proxy Notice and not the printed proxy materials?

This year, we are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet.  As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials.  All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail.  Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice.  In addition, the E-Proxy Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.  Employing this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Why didn’t I receive the E-Proxy Notice in the mail?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the E-Proxy Notice.  In addition, we are providing the E-Proxy Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically.  Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How do I view the proxy materials online?

Go to www.proxyvote.com and follow the instructions to view the materials.  It is necessary to provide the information printed in the box marked by the arrow located on your E-Proxy Notice.

What if I still prefer to receive a paper copy of the proxy materials?

You can easily request a paper copy at no cost by selecting from one of the three options below. You will need the information on the E-Proxy Notice that is printed in the box marked by the arrow.

•	By INTERNET at www.proxyvote.com;

•	By TELEPHONE, toll-free at 1-800-579-1639; or

•	By sending an E-MAIL to sendmaterial@proxyvote.com; simply enter the information in the box next to the arrow from your E-Proxy Notice in the subject line. No other information is necessary.

Can I request to receive my materials by e-mail rather than receive an E-Proxy Notice?

You may request to receive proxy materials for all future meetings either by e-mail or in paper form by mail. To request future copies by e-mail, go to www.proxyvote.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Please note that you MAY NOT USE YOUR E-Proxy Notice to vote your shares; it is NOT a form for voting. If you send the E-Proxy Notice back, your vote will not count.

For more information about the E-Proxy Notice, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.

How can I learn more about Aegion and submit questions in advance of the 2013 Annual Meeting of Stockholders?

For the first time, we are hosting a website at www.theinvestornetwork.com/forum/aegn for stockholders only.  This website provides validated stockholders the ability to learn more about our Company, vote their proxy and submit questions in advance of the 2013 Annual Meeting of Stockholders.  To access the website, you must have your 12-Digit Control Number available, which can be found on your E-Proxy Notice or, if you requested or received a hard copy of this Proxy Statement, on the enclosed proxy card.

Proposal 1:  Election of Directors

At our 2013 Annual Meeting of Stockholders, stockholders will elect nine directors, each to serve a term of one year or until his or her successor is elected and qualified.  Our Board of Directors is not divided into classes of directors, meaning all of our directors are voted on every year at our Annual Meeting of Stockholders.  Unless otherwise instructed on the proxy card, each of the persons named as proxies on the proxy card intends to vote the shares represented thereby in favor of the nine nominees listed under “Certain Information Concerning Director Nominees” below.  In no event may the persons named on the accompanying proxy card vote the shares for a number of persons greater than the nine nominees named herein.

Each director nominee named below is presently serving as a director of our Company.  All nominees have consented to being named in this Proxy Statement and to serve if elected.  If, however, any nominee should become unable or unwilling to serve, the persons named as proxies on the proxy card will vote the shares represented by the proxy for another person duly nominated by our Board, based on the recommendation of our Corporate Governance and Nominating Committee, to stand for election in the nominee’s place, or, if no other person is so nominated, to vote the shares only for the remaining nominees.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below.  This information was furnished to us by the nominees.  No family relationship exists between any of our directors or executive officers.

J. JOSEPH BURGESS	Director since 2008
Age 54

Mr. Burgess has been our President and Chief Executive Officer since April 14, 2008.  Mr. Burgess previously served as the President and Chief Executive Officer of Veolia Water North America (a leading provider of water and wastewater services to municipal, federal and industrial customers) from 2005 until joining our Company in 2008.  Prior thereto, he was the Chief Operating Officer of Veolia Water North America from 2003 to 2005 and its Vice President and General Manager for the Northeast business center from 2002 to 2003.  Previously he was the Executive Vice President for Water Systems Operations for Ogden Projects (later renamed Covanta Water; a subsidiary of Ogden Corporation that specialized in waste-to-energy projects for municipalities) from 1998 to 2002.

Member of our Strategic Planning and Finance Committee.

STEPHEN P. CORTINOVIS	Director since 1997
Age 63

Mr. Cortinovis has been a co-owner of Lasco Foods, Inc. (a food services industry manufacturer and distributor) since 2005.  He was a partner in Bridley Capital Partners (a private equity firm) from 2001 until 2007.  Previously, he was President – Europe of Emerson Electric Co. from 1995 until 2001 and held various other executive positions at Emerson Electric from 1977 to 1995.  Mr. Cortinovis also serves on the Boards of Directors of Plexus Corp. and Lasco Foods, Inc.

Chair of our Corporate Governance and Nominating Committee and member of our Strategic Planning and Finance Committee.

STEPHANIE A. CUSKLEY	Director since 2005
Age 52

Ms. Cuskley has served as the Chief Executive Officer of NPower (a national nonprofit bringing the technology community together for social good) since January 2009.  Previously, she was a Managing Director in Investment Banking at JPMorgan Chase from 2003 until 2005.  From 2001 until 2003 she was Managing Director and Project Manager of LeadershipMorganChase.  Ms. Cuskley also serves on the Board of Directors of Avantair, Inc.

Chair of our Audit Committee and member of our Compensation Committee.

JOHN P. DUBINSKY	Director since 2002
Age 69

Mr. Dubinsky has been the President and Chief Executive Officer of Westmoreland Associates, LLC (a financial consulting company) since before 2001.  He was the President and Chief Executive Officer of CORTEX (a public purpose non-profit established to buy property for the development of a biotechnology corridor in the St. Louis, Missouri area) from 2003 to 2009 and has served and continues to serve as its Chairman since 2009.  Mr. Dubinsky serves as the Chairman of Stifel Bank and Trust, Co-Chairman of Wellfleet Harbor Actors Theatre, and a member of the Board of Trustees (Chairman until December 2012) of the St. Louis Public Library Foundation.  Mr. Dubinsky is also on the Boards of Directors of Stifel Financial Corp., Washington University in St. Louis, and the St. Louis Public Library, and serves as a trustee of Barnes-Jewish Hospital in St. Louis and National Public Radio in Washington D.C.

Chair of our Strategic Planning and Finance Committee and member of our Compensation Committee.

CHARLES R. GORDON	Director since 2009
Age 55

Mr. Gordon has been President and Chief Operating Officer of Heckmann Corporation (a holding company that buys and builds companies in the water sector) since November 2010.  Mr. Gordon was President and Chief Executive Officer of Siemens Water Technologies (a business unit of Siemens AG, a world leader in products, systems and services for water and wastewater treatment for industrial, institutional and municipal customers) from 2008 to 2010.  Previously, Mr. Gordon served as Executive Vice President of the Siemens Water & Wastewater Systems Group from 2005 to 2008 and as Executive Vice President of the Siemens Water & Wastewater Services and Products Group from 2003 to 2005.  His past experience also includes various management positions with US Filter Corporation and Arrowhead Industrial Water, prior to the acquisition of US Filter Corporation by the Siemens family of companies in 2004.  Mr. Gordon also serves on the Board of Directors of The Regional Learning Center based in Cranberry Township, Pennsylvania.  Mr. Gordon previously served as a director of the Siemens Foundation until his departure from Siemens Water Technologies in November 2010.

Member of our Corporate Governance and Nominating Committee and Audit Committee.

JUANITA H. HINSHAW	Director since 2000
Age 68

Ms. Hinshaw has been the President and Chief Executive Officer of H & H Advisors (a financial advisory company) since 2005.  Previously, she was the Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc. (an electrical and communications distributor) from 2000 to 2005.  Her past experience also includes various management positions with Monsanto Company (an agricultural company).  Ms. Hinshaw also serves on the Boards of Directors of Synergetics USA, Inc., The Williams Companies, Inc., United Way of Greater St. Louis and Nine Network of Public Media.

Chair of our Compensation Committee and member of our Audit Committee.

M. RICHARD SMITH	Director since 2009
Age 65

Mr. Smith served as a Senior Vice President of Bechtel Corporation (a provider of engineering, construction and project management services in the energy, transportation, communications, mining and oil and gas industries) and President of its Fossil Power business unit from October 2005 until his retirement in December 2007.  Since then, Mr. Smith has served as a consultant to, and on the Board of Directors of, Sithe Global Power, LLC (an international power development company).  Mr. Smith previously served as the Interim Chief Executive Officer of SkyFuel, Inc. (a solar thermal power technology and service provider) from February through June 2010 and as a member of its Board of Directors through December 31, 2011.  Mr. Smith also previously served as the Chief Executive Officer of Intergen NV (a global power generation firm) and in various management positions at affiliated Bechtel companies and at PG&E Corporation.  Mr. Smith serves on the Boards of Directors of USEC Inc. and McGrath Rentcorp.  Mr. Smith previously served as Chairman of the Board of Evergreen Energy Inc. from 2009 through May 2010.

Member of our Corporate Governance and Nominating Committee and Strategic Planning and Finance Committee.

ALFRED L. WOODS	Director since 1997
Age 69

Mr. Woods has served as Chairman of our Board of Directors since 2003.  Mr. Woods served as our Interim Chief Executive Officer from August 13, 2007 through April 14, 2008.  He has been the President of Woods Group, LLC (a management consulting company) since before 2001.  Prior thereto, Mr. Woods served in various executive positions, including Chairman and Chief Executive Officer, at a number of public and private companies.  Mr. Woods also serves on the Boards of Directors of Clutch Mobile, Inc. and the Williamsburg Community Foundation, a not-for-profit organization.

Member of our Corporate Governance and Nominating Committee and Strategic Planning and Finance Committee.

PHILLIP D. WRIGHT	Director since 2011
Age 57

Mr. Wright’s career has spanned 35 years in the oil, natural gas and petrochemical sectors.  Key roles he has held include: President and Chief Executive Officer, Williams Energy Services LLC (a $14 billion production, midstream, refining, transportation & storage, and marketing enterprise) from October 2001 to November 2002; Senior Vice President and Chief Restructuring Officer, The Williams Companies, Inc. (an integrated natural gas company) from November 2002 to January 2005; President, Williams Gas Pipeline Company (a gas pipeline subsidiary of The Williams Companies, Inc.) from January 2005 to Febrauary 2011; and Senior Vice President – Corporate Development of The Williams Companies, Inc. from February 2011 until his retirement on April 1, 2012.  Prior to joining Williams, Mr. Wright worked for 13 years for Conoco, where he had roles in operations, engineering and commercial management.  Mr. Wright also serves on the Board of Directors of Piedmont Natural Gas Company.  Mr. Wright is a former director and chairman of the Interstate Natural Gas Association of America and a former Chairman of the Association of Oil Pipelines of America.  He also is the former First Vice Chairman of the Southern Gas Association.

Member of our Compensation Committee and Strategic Planning and Finance Committee.

Vote Required for the Election of Directors

Our By-Laws provide that for director nominees to be elected in an uncontested election, the number of shares voted “for” such director must exceed the aggregate number of votes “withheld” from that director.  Our Corporate Governance Guidelines provide that directors standing for re-election annually submit a contingent resignation in writing to the Chairman of the Corporate Governance and Nominating Committee to address majority voting in director elections.  This resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at the 2013 Annual Meeting of Stockholders and our Board accepts the resignation. Our Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.  A director whose resignation is being considered under this policy will not participate in the Corporate Governance and Nominating Committee’s consideration of its recommendation, if a member thereof, or in the Board’s decision, on whether to accept or reject the resignation or take such other actions.

Our Board of Directors recommends a vote “For” the election of each of the nine nominees named herein as directors.

Corporate Governance

Independent Directors

Based on the findings of our Board’s Corporate Governance and Nominating Committee, our Board has determined that the following directors are “independent directors” as defined by the rules applicable to companies listed on The Nasdaq Global Select Market:

Stephen P. Cortinovis	Juanita H. Hinshaw
Stephanie A. Cuskley	M. Richard Smith
John P. Dubinsky	Alfred L. Woods
Charles R. Gordon	Phillip D. Wright

The Nasdaq Global Select Market sets forth independence guidelines that are aimed at determining whether a director has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independence, such as a current or past employment relationship with us, the receipt by the director or one of his or her family members of compensation in excess of $120,000 from us other than for board or committee service and commercial relationships exceeding specified dollar thresholds. Independence determinations are made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual Proxy Statement and, if a director joins the Board of Directors between annual meetings, at such time.

Our Board of Directors reviews various transactions, relationships and arrangements of individual directors in determining whether they are independent.  With respect to Mr. Wright, the Board considered Mr. Wright’s former role as Senior Vice President – Corporate Development of The Williams Companies, Inc. and the commercial relationship between our Company and The Williams Companies, Inc.  We provide services through our Energy & Mining platform to The Williams Companies, Inc., an integrated natural gas company.  Ms. Hinshaw also serves on the Board of Directors of The Williams Companies, Inc.  With respect to Mr. Dubinsky, the Board considered the services our Company received from Stifel, Nicolaus & Company.  From time to time, Stifel Nicolaus & Company may provide investment banking services to us.  Mr. Dubinsky serves as Chairman of the Board of Stifel Bank and Trust and serves on the Board of Directors of Stifel Financial Corp. The Board concluded these relationships did not impact the independence of our directors.

No other independent directors have had any personal, financial or business relationships with us either currently or during the three-year period ended December 31, 2012.

Our independent directors meet in executive session, without management, as appropriate.

Board Leadership Structure

Our Chairman of the Board position is a non-executive position.  Our Board separated the positions of Chairman of the Board and Chief Executive Officer in July 2003.  Alfred L. Woods has served as our Chairman since July 2003.

Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow.  Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman is responsible for the smooth functioning of our Board, enhancing its effectiveness.  Our Chairman guides the processes of our Board, setting the agenda for, and presiding at, Board meetings.  Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities.

Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers.

Our Chairman acts as a regular liaison between our Board and our executive management, consulting regularly with our executives over business matters and providing our executives with immediate consultation and advice on material business decisions that require prompt reflection or policy interpretation.

Pursuant to our Board’s delegation of authority policy, certain approval authorizations have been delegated to our Chairman.  Any approvals made by the Chairman are then reported to our full Board at its next regularly scheduled meeting.

Role of Board in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them.

While our Board is ultimately responsible for risk oversight at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  In particular, our Strategic Planning and Finance Committee reviews and approves risk management programs.  Our Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our internal auditors.  Our Corporate Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, leadership development and corporate governance.  Finally, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Board Meetings and Committees

Board of Directors.  During 2012, our Board of Directors held seven meetings and did not act by unanimous written consent.  No director attended fewer than 75% of the aggregate number of Board meetings and Board Committee meetings on which the director served during 2012.  Our Board has four standing Committees, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic Planning and Finance Committee.  The Board may also, from time to time, establish such other Committees as it may deem necessary.

Audit Committee.  The members of our Board’s Audit Committee are Stephanie A. Cuskley (Chair), Juanita H. Hinshaw and Charles R. Gordon.  Mmes. Cuskley and Hinshaw and Mr. Gordon are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The primary functions of our Audit Committee are to oversee: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) our independent auditors’ qualifications and independence; and (d) the performance of our internal audit function and independent auditors.  The Audit Committee also prepares the Report of the Audit Committee included in our Proxy Statement.  The Audit Committee’s activities are intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls.  The Audit Committee’s responsibilities include:

•	the appointment, compensation, retention and termination of our independent auditors and of our internal auditors;
•	oversight of the work of independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;
•	oversight of our internal auditors’ work (including the review of an annual risk assessment report);
•	review of the scope and results of our internal controls (including the assessment of financial risk);
•	approval of the professional services provided by our independent auditors; and
•	review of the independence of our independent auditors.

Audit Committee Financial Expert.  Based on the findings of the Audit Committee, our Board has determined that the Audit Committee has two “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission and as required of Nasdaq-listed companies. They are Mmes. Cuskley and Hinshaw.

During 2012, the Audit Committee held 11 meetings and did not act by unanimous written consent.  Our Board has adopted a written charter for the Audit Committee.

Compensation Committee.  The members of our Board’s Compensation Committee are Juanita H. Hinshaw (Chair), Stephanie A. Cuskley, John P. Dubinsky and Phillip D. Wright.  Mmes. Hinshaw and Cuskley and Messrs. Dubinsky and Wright are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The Compensation Committee: (a) determines the compensation level of our Chief Executive Officer and other executive officers, as well as certain other highly-compensated key employees; (b) reviews management’s Compensation Discussion and Analysis relating to our Company’s executive compensation programs and approves the inclusion of the same in our Proxy Statement and/or Annual Report on Form 10-K; (c) issues a report confirming the Compensation Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our Proxy Statement and/or Annual Report on Form 10-K; (d) administers, and makes recommendations with respect to, our incentive compensation plans and stock-based plans; and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees.

During 2012, the Compensation Committee held eight meetings and acted one time by unanimous written consent.  Our Board has adopted a written charter for the Compensation Committee.

Compensation Committee Interlocks and Insider Participation.  There were no compensation committee interlocks or insider participation on the part of the members of our Compensation Committee during 2012. The members of our Compensation Committee are set forth above under “Compensation Committee.”

Corporate Governance and Nominating Committee.  The members of our Board’s Corporate Governance and Nominating Committee are Stephen P. Cortinovis (Chair), Charles R. Gordon and M. Richard Smith.  Messrs. Cortinovis, Gordon and Smith are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The Corporate Governance and Nominating Committee: (a) advises the Board on corporate governance principles, including developing and recommending to our Board a set of corporate governance guidelines; (b) identifies qualified individuals to recommend as potential Board members to our stockholders; (c) oversees leadership development strategies; and (d) oversees risks associated with the organization, membership and structure of our Board, succession planning for our directors and executive officers and corporate governance.

When identifying nominees to serve as a director of our Company, our Corporate Governance and Nominating Committee considers candidates with diverse business and professional experience, skills, gender and ethnic background, as appropriate, in light of the current composition and needs of our Board.  As part of its evaluation of a candidate’s business and professional experience, the Corporate Governance and Nominating Committee considers a variety of characteristics including, but not limited to: certain core competencies, including knowledge of accounting and finance, sound business judgment, knowledge of management trends, crisis response ability, industry knowledge and strategy and vision; experience in the industries in which we operate; independence; level of commitment; and personal characteristics.  The Corporate Governance and Nominating Committee may engage a third party to assist it in identifying potential director nominees.  The Corporate Governance and Nominating Committee assesses the effectiveness of this practice annually in connection with the nomination of directors for election at the annual meeting of stockholders.

The composition of our current Board reflects diversity in business and professional experience, skills, gender and ethnic background.  When considering whether our current directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, our Corporate Governance and Nominating Committee and Board focused primarily on the information discussed in each of the directors’ individual biographies set forth on pages 6 through 10 of this Proxy Statement.  In particular:

•	With regard to Mr. Cortinovis, our Board considered his strong background in the global manufacturing and technology sector, as well as his expertise with large multinational corporations.
•	With regard to Ms. Cuskley, our Board considered her strong financial and investment banking background, which makes her a valuable asset as Chair of our Audit Committee.
•
With regard to Mr. Dubinsky, our Board considered his extensive expertise in the banking and financial services industries, including in executive positions at large public and private companies, as well as his strong technical and entrepreneurial experience in diverse fields.

•	With regard to Mr. Gordon, our Board considered his wealth of senior management experience in the water and wastewater industries, as well as his deep knowledge of these industries.
•	With regard to Ms. Hinshaw, our Board considered her global experience in finance and investments, financial planning and risk management.
•	With regard to Mr. Smith, our Board considered his global business experience in the energy industry, including the mining and oil and gas fields.
•
With regard to Mr. Woods, our Board considered his extensive managerial expertise, including as Chairman or Chief Executive Officer at a number of public and private companies, and experience in financial operations, as well as his diverse industry experience and entrepreneurial know-how.

•
With regard to Mr. Wright, our Board considered his extensive managerial experience in the oil and gas industries, including numerous executive positions, as well as his in-depth knowledge of these industries.

In addition, our Corporate Governance and Nominating Committee has actively sought directors that allow our Board to benefit from potentially different perspectives arising from gender and ethnic diversity on the Board.

Stockholders also may make nominations for directors.  Stockholders wishing to propose nominees for consideration at our 2014 Annual Meeting of Stockholders must comply with the provisions of our By-Laws dealing with nominations.  For a discussion of the nominating procedures, see “Stockholder Proposals” in this Proxy Statement.  All director candidates, including those recommended by stockholders, are evaluated on the same basis.

The Corporate Governance and Nominating Committee held five meetings in 2012 and did not act by unanimous written consent.  Our Board has adopted a written charter for the Corporate Governance and Nominating Committee.

Strategic Planning and Finance Committee.  The members of our Board’s Strategic Planning and Finance Committee are John P. Dubinsky (Chair), J. Joseph Burgess, Stephen P. Cortinovis, M. Richard Smith and Phillip D. Wright.  Messrs. Dubinsky, Cortinovis, Smith and Wright are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.  The role of this Committee is to oversee the development of the ongoing strategic planning process and initiatives and financial affairs of our Company, including: (a) assisting management with strategic and annual business plans; (b) reviewing and discussing with management large projects, bids and other contractual arrangements; and (c) reviewing and making recommendations regarding financial matters, mergers and acquisitions, risk management, capital structure, investor relations, and information technology.

The Strategic Planning and Finance Committee held 13 meetings in 2012 and did not act by unanimous written consent.  Our Board has adopted a written charter for the Strategic Planning and Finance Committee.

Corporate Governance Documents

Corporate Governance Guidelines.  Based on the recommendation of the Corporate Governance and Nominating Committee, our Board has adopted a set of corporate governance guidelines.  These corporate governance guidelines, which are subject to annual review by the Corporate Governance and Nominating Committee, provide a framework within which our Board and executive officers fulfill their respective responsibilities and reflect our Board’s commitment to monitor the effectiveness of decision-making both at the Board and senior executive management level.

Board Committee Charters.  As described above, our Board has adopted a charter for each of its standing Committees, the Audit, Compensation, Corporate Governance and Nominating, and Strategic Planning and Finance Committees.

Code of Ethics for our CEO, CFO and Senior Financial Employees.  Our Audit Committee has adopted a written code of ethics that applies to our Chief Executive Officer, our Chief Financial Officer and senior financial employees.  The purposes of the code of ethics, among other things, are to deter wrongdoing, to promote ethical conduct and to ensure that information that we provide in our public reports, including those filed with the Securities and Exchange Commission, is full, fair, accurate, timely and understandable.

Code of Conduct.  Based on the recommendation of the Corporate Governance and Nominating Committee, our Board has adopted a code of conduct that applies to all of our employees, including our officers, and our directors.

Availability of Corporate Governance Documents.  Each of our corporate governance guidelines, Board committee charters, code of ethics and code of conduct are available, free of charge, on our website, www.aegion.com, under “Investors – Corporate Governance.”  We also will provide these documents, free of charge, to any stockholder who requests them by writing to the following address:
Investor Relations
c/o Aegion Corporation
17988 Edison Avenue
Chesterfield, Missouri 63005

If we amend our code of ethics or grant a waiver of our code of ethics or code of conduct to any of our officers or directors, we will disclose the amendment or waiver on our website or as required by law or regulation.

Report of the Audit Committee

Our Board’s Audit Committee operates under a written charter, which was adopted by our Board of Directors.  A copy of this charter is available, free of charge, on our website, www.aegion.com.  Our Audit Committee consists of three independent directors: Stephanie A. Cuskley (Chair), Juanita H. Hinshaw and Charles R. Gordon.

Our Audit Committee reviews the Company’s financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, our Audit Committee has reviewed and discussed the audited financial statements to be included in our 2012 Form 10-K with management and PricewaterhouseCoopers LLP, our Company’s independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness.  Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether the Company maintained effective internal control over financial reporting.

Our Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including U.S. Auditing Standard Section 380.  In addition, our Audit Committee has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence with respect to our Company and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with our Audit Committee concerning independence, received from PricewaterhouseCoopers LLP.  Based upon the above reviews and discussions, our Audit Committee recommended to our Board that our audited consolidated financial statements for 2012 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Our Board and our Audit Committee believe that our Audit Committee’s current member composition satisfies the rules that govern audit committee composition, including the requirement that all audit committee members are “independent” directors, as that term is defined in the listing standards of The Nasdaq Stock Market LLC.

Based on the findings of our Audit Committee, our Board has determined that our Audit Committee has two “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission, and as required of Nasdaq-listed companies. They are Stephanie A. Cuskley and Juanita H. Hinshaw.

Stephanie A. Cuskley, Chair     Juanita H. Hinshaw
Charles R. Gordon

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.

Director Compensation

The following table sets forth information concerning compensation earned by our non-employee directors in fiscal year 2012:

Name	Year	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen P. Cortinovis	2012	$87,000	$85,000	—	—	—	—	$172,000
Stephanie A. Cuskley	2012	92,000	85,000	—	—	—	—	177,000
John P. Dubinsky	2012	92,000	85,000	—	—	—	—	177,000
Charles R. Gordon	2012	81,000	85,000	—	—	—	—	166,000
Juanita H. Hinshaw	2012	92,000	85,000	—	—	—	—	177,000
M. Richard Smith	2012	81,000	85,000	—	—	—	—	166,000
Alfred L. Woods	2012	131,000	147,000	—	—	—	—	278,000
Phillip D. Wright	2012	87,000	85,000	—	—	—	—	172,000

(1)	Includes fees for service on Board Committees.
(2)
Represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” with respect to deferred stock units awarded on May 9, 2012, in the following amounts: 4,781 to each of Messrs. Cortinovis, Dubinsky, Gordon, Smith and Wright and Mmes. Cuskley and Hinshaw and 8,267 to Mr. Woods.  Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, filed on February 27, 2013, for a discussion regarding the valuation of our stock awards.  The aggregate number of deferred stock unit awards outstanding at December 31, 2012, was as follows:  Mr. Cortinovis, 27,218; Ms. Cuskley, 27,330; Mr. Dubinsky, 21,855; Mr. Gordon, 10,237; Ms. Hinshaw, 27,086; Mr. Smith, 11,613; Mr. Woods, 41,588; and Mr. Wright, 10,418.

Additional Information About Director Compensation

The Corporate Governance and Nominating Committee is responsible for reviewing and recommending to the Board of Directors the general guidelines for determining the form and amount of director compensation.  Based on these guidelines, the Compensation Committee then reviews and recommends to the Board of Directors any changes in director compensation that will enhance the Company’s ability to attract and retain qualified directors.

During 2012, no changes were recommended with respect to annual fees.  Each non-employee director, other than Mr. Woods, was compensated at a rate of $57,000 per year, plus reimbursed for related business travel expenses.  Mr. Woods, our Chairman, was compensated at a rate of $131,000 per year, plus reimbursed for related business travel expenses.   Directors are not paid meeting fees.

Non-employee directors, other than Mr. Woods, receive additional annual compensation for serving on Board committees.
Board Committee	Chair Compensation	Member Compensation
Audit Committee	$20,000	$15,000
Compensation Committee	20,000	15,000
Corporate Governance and Nominating Committee	15,000	9,000
Strategic Planning and Finance Committee	20,000	15,000

Non-employee directors are eligible to receive grants of stock options and/or awards of deferred stock units under our Non-Employee Director Equity Plan from time to time.  During 2012, no changes were recommended with respect to the amount or form of equity grants.  Our non-employee directors, other than our Chairman, received awards of deferred stock units having a value of $85,000, and our Chairman received an award of deferred stock units having a value of $147,000.  Each award was based on the closing price of our common stock on the Nasdaq Global Select Market on the date of the award.  Awards of deferred stock units were made on May 9, 2012 to our non-employee directors in the following amounts:  4,781 to each of Messrs. Cortinovis, Dubinsky, Gordon, Smith and Wright and Mmes. Cuskley and Hinshaw; and 8,267 to Mr. Woods.  Each deferred stock unit represents our obligation to transfer one share of our common stock to the director in the future, and is fully vested at award.  Following termination of the director’s service on our Board or on any other distribution date after the mandatory deferral period as the director may elect, shares of our common stock equal to the number of deferred stock units reflected in the director’s account will be distributed to the director.  Currently, pursuant to the Non-Employee Director Equity Plan, directors are generally required to defer distribution for at least three years.

Stock Ownership Policy with Respect to Non-Employee Directors

We have a policy with respect to required levels of stock ownership for our non-employee directors.  This policy was originally adopted by our Board on July 25, 2006.  Under the policy, each current non-employee director is required to beneficially own (and retain thereafter) the greater of: (a) 10,000 shares of our common stock; and (b) the number of shares of our common stock having a value equal to five times the amount of the non-employee director’s annual cash retainer, excluding any cash retainer paid for service on a Committee of the Board (where the number of shares is determined by dividing such value by the average closing price of our common stock for the ten trading days prior to December 31); provided, however, that for the Chairman, the amount of the annual cash retainer shall be the amount attributed to our other non-employee directors.  This ensures that the stock ownership requirement for our directors is proportional to the price of our common stock as well as our directors’ compensation for service on our Board.  The required ownership amount is recalculated annually as of January 1st, based on the director’s annual cash retainer as of December 31st of the immediately preceding year.

Each non-employee director who is or was elected or appointed after the date of the original policy shall be required to beneficially own (and retain thereafter) the requisite number of shares of our common stock no later than the third anniversary of his or her election or appointment. In the event there is a significant decline in the price of our common stock that causes a director’s holdings to fall below the applicable threshold, such director is not required to purchase additional shares to meet the threshold but our policy provides that such director shall not sell or transfer any shares until the threshold has again been achieved.

As of January 1, 2013, the required ownership of each of our non-employee directors was as follows:

Non-Employee Director	Date Subject to Policy	Retainer Multiplied by 5	10-Day Average Closing Price	Required Share Ownership as of January 1, 2013

Stephen P. Cortinovis	July 25, 2006	$285,000	$21.75	13,103
Stephanie A. Cuskley	July 25, 2006	285,000	21.75	13,103
John P. Dubinsky	July 25, 2006	285,000	21.75	13,103
Charles R. Gordon	July 8, 2009	285,000	21.75	13,103
Juanita H. Hinshaw	July 25, 2006	285,000	21.75	13,103
M. Richard Smith	December 15, 2009	285,000	21.75	13,103
Alfred L. Woods	July 25, 2006	285,000	21.75	13,103
Phillip D. Wright	November 10, 2011	285,000	21.75	13,103

As of January 1, 2013, each non-employee director was in compliance with the stock ownership requirements of this policy.

Executive Compensation

Compensation Discussion and Analysis

Overview

We emphasize a total compensation approach in establishing individual executive compensation levels, with each element of compensation serving a specific purpose.  In this context, the foundation of all decisions regarding our executive compensation program is a strong pay for performance philosophy that requires the achievement of challenging goals designed to drive profitable growth.  We believe achievement of these goals will in turn drive stockholder value.

We also believe that our executive compensation decisions should be consistent with, and designed to facilitate, strong corporate governance.  Accordingly:

•
the Compensation Committee of our Board of Directors (the “Committee”) utilizes an independent compensation consultant, which consultant does not perform any other work for the Company or our management team;

•
we conduct a robust stockholder outreach program and continuously listen, and respond, to our stockholders, including with respect to executive compensation.  Our stockholder outreach program includes, for the first time, a stockholder only website that we will be hosting at www.theinvestornetwork.com/forum/aegn beginning on April 4, 2013.  This website provides validated stockholders the ability to learn more about our Company, vote their proxy and submit questions in advance of the 2013 Annual Meeting of Stockholders;

•	we do not have compensation programs that encourage imprudent risk;

•	we devote significant time to succession planning and leadership development efforts;

•	we generally do not enter into individual executive compensation agreements;

•
our executive compensation program does not permit or include problematic pay practices such as the repricing of “underwater” stock options without stockholder approval or excessive perquisites or tax gross-up payments (including in the event of a change in control);

•	our directors are elected annually by a majority vote standard (except in contested elections) and we have long separated the roles of Chairman of the Board and Chief Executive Officer;

•	all of our directors are independent other than Mr. Burgess; and

•	we maintain anti-hedging, anti-pledging and incentive compensation clawback policies.

In 2012, our executive compensation program consisted primarily of three elements: (i) short-term cash compensation in the form of a reasonable yet competitive base salary; (ii) performance-based, short-term cash compensation in the form of annual cash incentives; and (iii) performance-based, long-term equity incentive compensation in the form of performance units and time vested stock options.  The objective and rationale for each of these elements is set forth in the table below.

Component	Objective		Alignment with Stockholder Value Creation
Annual Cash Compensation
Base salary	•	Provide a base wage that is competitive to attract and retain highly qualified leaders	•	Only pay element that is fixed rather than performance-based
	•	Reflective of individual performance, experience and scope of responsibility
	•	Motivate executives to achieve annual business and	•	At risk based on Company and individual performance
Annual Cash Incentive		individual goals	•	Focused on income growth and individual objectives designed to deliver strategic business imperatives
Long-Term Incentives
			•	Equity-based
Performance Units	•	Motivate executives to make decisions that focus on long-	•	At risk based on Company ROIC and EPS metrics
		term stockholder value	•	Payout based on sustained long-term growth
Stock Options	•	Promote retention of highly qualified leaders	•	Equity-based
			•	Rewards stock price appreciation

We target a mix of the compensation elements set forth in the table above in order to create a strong correlation between corporate performance and the executive’s pay, aligning the interests of our executives with the long-term interests of our Company and its stockholders.  Specifically, a significant portion of each executive’s total compensation is dependent upon our Company’s achievement of specific, measurable performance goals, rewarding our executives on both an annual and long-term basis if they attain specified targets.

The following table illustrates the allocation in 2012 of our total target direct compensation opportunity for Mr. Burgess and the weighted average for our other Named Executive Officers between fixed and variable elements, short- and long-term elements and cash- and equity-based elements.

	% of	% of Total Target Compensation Allocated to “At Risk” Incentives
	Total Target Compensation* Allocated to Base Salary (Fixed)	Annual Cash Incentive	Long-Term Equity Incentive	Total Performance Based Compensation (Annual Cash Incentive Plus Long-Term Equity Incentive)
J. Joseph Burgess	18.5%	18.5%	63.0%	81.5%
All Other NEOs	26.6%	15.6%	57.8%	73.4%

*	Total target compensation as used in the table above is the sum of base salary, target annual cash incentives and the grant date fair value of long-term equity incentives.

We believe the mix of compensation above appropriately rewards strong financial and operational performance, specifically, in 2012:

•	81.5% of total target compensation of our CEO was performance-based and 63% was long-term and equity-based;

•	73.4% of total compensation of our Named Executive Officers other than the CEO was performance-based and 57.8% was long-term and equity-based; and

•	the largest single element of pay is delivered through long-term equity awards, 100% of which is based on a multi-year vesting schedule.

Key 2012 Compensation Actions

As is our ongoing and continuous practice, in 2012, we analyzed our executive compensation program in order to strengthen the correlation between pay and performance.  As part of this analysis, we also listened to our stockholders, including the results of our annual advisory vote on executive compensation at our 2012 Annual Meeting of Stockholders.  In response, we took the following key actions regarding 2012 executive compensation and stock ownership:

•	Base Salary

o
With the exception of Mr. Clarke, who received a 2% salary increase, our Named Executive Officers did not receive salary increases for 2012 as a result of the Company’s disappointing 2011 financial performance.

•	Annual Incentive Plan

o
The Named Executives Officers’ 2012 annual cash incentive compensation reflected the Company’s financial results and their individual performance.  As a result of not fully achieving certain financial performance targets, annual cash incentives for the Named Executive Officers were generally less than target, in spite of the successes achieved by the Company in 2012 (described in more detail below) and the contributions by each individual Named Executive Officer.

•	Long-Term Equity Incentives

o
We replaced performance-based restricted stock and long-term cash with performance units, the vesting of which depends on the achievement of ROIC and EPS targets.  This change was implemented to increase the portion of total compensation that is equity-based and incentivize superior performance over an extended period, both of which will further align the interests of our Named Executive Officers and other high level employees with our stockholders.  Based on not achieving the 2012 ROIC and EPS targets, no performance units vested in 2012.

•	We adopted an anti-hedging policy that prohibits officers, directors and employees from entering into hedging or monetization transactions involving our common stock.

•
The Committee engaged an independent advisor to work on its behalf in cooperation with management to review our executive compensation program, confirm appropriateness of our comparison (i.e., peer group) companies, and assess our compensation governance process.  We revised our peer group to more closely align our comparison companies with those that have comparable overall financial metrics as our Company.  See below under “Benchmarking Target Executive Compensation” for a more detailed description of the changes made in 2012 to our peer group.

•
With the independent advisor, we reviewed our programs and believe that our compensation programs and policies are not designed to encourage our employees to take unnecessary or excessive risks that could harm the long-term value of the Company.

Key 2013 Compensation Actions

The Committee also took further actions in 2013 to enhance our compensation programs:

•	Annual Incentive Plan

o	For our executives, we revised our annual incentive plan so that:

▪
an objective, formula-based approach is utilized, specifically, annual cash incentives are only paid if and to the extent that certain threshold, target and maximum corporate net income metrics are achieved, subject only to the negative discretion of the Committee to reduce awards based on other subjective or objective factors; and

▪	it no longer contains a $700,000 pool for discretionary awards that had existed in prior years.

•	Long-Term Equity Incentive Program

o	We implemented a double trigger in all equity award agreements.

•	We adopted an anti-pledging policy applicable to directors and officers of the Company with regard to Company stock.

How We Make Executive Compensation Decisions – Philosophy and Process

Compensation Philosophy

The Committee is responsible for establishing our compensation philosophy and for establishing individual executive compensation.  In doing so, the Committee has developed a compensation philosophy that strives to ensure that:

•
our executive compensation aligns the interests of our executives with those of our stockholders by rewarding the achievement of specific annual, long-term and strategic goals, with the ultimate objective of increasing stockholder value;

•
our executive compensation attracts, retains and incentivizes top talent by providing a competitive and equitable compensation package relative to the compensation paid to similarly-situated executives of our peer group;

•	our executive compensation is based on each executive’s individual commitment, experience, level of responsibility and contribution to our business goals;

•	our executive compensation policies enhance our business interests by encouraging innovation on the part of our executives and other key employees balanced by appropriate levels of risk taking; and

•	we retain our executives by recognizing the current value created from consistent effort in prior years and anticipating future value creation through current efforts.

The Committee also believes that:

•
our executive compensation program should be cost-effective; therefore, it considers the tax and accounting effects when determining the elements, structure and amounts of our executives’ total compensation packages; and

•
our compensation policies and practices should not create risks that are reasonably likely to have a material adverse effect on our Company.  The Committee has determined that the Company’s current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Process

Independent Compensation Consultant.  In determining the total compensation of our executive officers and other high-level employees, the Committee is assisted by its independent compensation consultant, Towers Watson.  Towers Watson, which only performed services in 2012 at the request of the Committee and did not perform any other services for the Company through requests from management, aided the Committee in its review of our peer group data and provided advice and recommendations with respect to our executive compensation.  In this context, the Committee continuously reviews the performance of our executives in light of our business goals and objectives.

Role of Chief Executive Officer.  The Committee also seeks the input of Mr. Burgess in determining the total compensation of our executive officers (other than with respect to Mr. Burgess’ compensation) and other high-level employees.  Mr. Burgess’ input into the compensation process includes his review of the performance of each executive officer, including our Named Executive Officers, and his recommendations to the Committee regarding the specific compensation levels of those executives.  Mr. Burgess tracks each executive’s performance throughout the year, detailing accomplishments and areas of strength and improvement.  Mr. Burgess bases his evaluation and recommendation on his knowledge of each executive’s performance.  Mr. Burgess and executive management then typically work together to develop performance target recommendations for presentation to, and consideration by, the Committee in connection with incentive compensation determinations.  In addition, executive management also recommends the incentive compensation plans to the Committee for review and consideration by the Committee.

Benchmarking Target Executive Compensation.  As noted above, in making decisions regarding the target total compensation of our executives, the Committee continuously reviews information provided by outside compensation consultants and considers, among other factors as discussed herein, the relative compensation of similarly-situated employees of our peer group of companies.  In selecting a peer group, the Committee reviews companies that the Committee believes, based on certain data and recommendations of the compensation consultant, most appropriately represent our Company.  The Committee periodically reviews and updates our peer group as the Committee deems appropriate to ensure that it consists of companies that are in industries similar to ours and against which the Committee believes we compete for executive talent.  The peer group of companies used for purposes of 2012 compensation was the same group as we used in the peer group included in our Annual Report on Form 10-K for the year ended December 31, 2012.

In determining compensation levels for 2012, the Committee reviewed the relative compensation of similarly-situated executives at the following group of companies:

•	Dril-Quip, Inc.	•	MYR Group, Inc.
•	Dycom Industries Inc.	•	Primoris Services Corporation
•	Granite Construction Incorporated	•	Robins & Meyers
•	Kennametal Inc.	•	Sterling Construction Co. Inc.
•	Layne Christensen Company	•	TEAM, Inc.
•	LB Foster Co.	•	Tetra Tech, Inc.
•	MasTec, Inc.	•	Valmont Industries, Inc.
•	Matrix Service Company	•	Willbros Group, Inc.
•	Michael Baker Corp.

In late 2012, the Committee re-evaluated our peer group in terms of market competitors, organization size, industry, global nature of operations and certain financial metrics such as total revenue.  Based on this analysis, the Committee adopted the peer group below for use starting in 2013 to more closely align our peer group with companies that have comparable overall financial metrics as our Company.

•	Dril-Quip, Inc.	•	Newpark Resources
•	Helix Energy Solutions Group	•	Primoris Services Corporation
•	Kennametal Inc.	•	Robins & Meyers
•	Layne Christensen Company	•	TEAM, Inc.
•	LB Foster Co.	•	Tesco Corporation
•	Lufkin Industries, Inc.	•	Tetra Tech, Inc.
•	Matrix Service Company	•	Valmont Industries, Inc.
•	Michael Baker Corp.	•	Willbros Group, Inc.
•	MYR Group, Inc.

The Committee also considers pay data of similarly situated executives from published compensation surveys.  The data the Committee reviewed may include base salary, annual cash incentive payments and long-term incentive components of pay or selected market survey data where peer group data for a like-position is not available.  In considering total compensation for 2012, the Committee considered pay data from the Towers Watson Data Services 2011/2012 General Industry Top Management Compensation Survey Report and 2011 U.S. Mercer Executive Benchmark Database.  For compensation paid to our executives, the Committee targets annual cash (base salaries and incentive compensation) at the 50% range of peer group total annual cash for similarly-situated executives and targeted total long-term incentive compensation at 75% of the range of total long-term incentive compensation at peer group companies.  The Committee believes that total compensation should be targeted between the median and 75% levels and that base salaries establish the minimum compensation upon which an executive can rely.  Annual cash and long-term incentive compensation, and therefore total compensation, can meet or fall short of the target based on the level of achievement of applicable performance requirements, thereby appropriately aligning the total compensation of our executives with the interests of our stockholders and the long-term growth of our Company.  The target compensation levels are only one factor in the Committee’s determination of executive compensation levels.  Actual compensation levels for executives may be more or less than the targeted levels based upon other factors that the Committee may consider in its discretion as discussed herein.

How We Made Compensation Decisions in 2012

In order to effectively communicate how we made compensation decisions in 2012, it is helpful to recap our 2012 financial performance.

2012 Financial Performance

2012 was a transformative and pivotal year for our Company.  For the first time, we delivered full year results in all three of our platforms that support our diversification strategy: Energy & Mining, Commercial & Structural, and Water & Wastewater.  Moreover, in 2012, we began to realize the long-term growth and sustainability anticipated from the implementation and continuation of our strategic initiatives that we believe have now established a strong foundation for continued profitable growth.  Specifically, in 2012, we achieved the following:

•	Our common stock provided an annual total stockholder return of 44.65%.

•	We surpassed $1 billion in annual revenue for the first time in our history.

•	We delivered annual non-GAAP earnings per share of $1.40, a 50% increase over 2011.

•	We had a record backlog of $536.1 million at December 31, 2012.

•	Cash flow from operations in 2012 reached a record $110.7 million on significant earnings growth and improvements in working capital management.

In 2012, we also continued to implement our strategic initiatives, most notably furthering one of our key objectives – expanding the geographic reach of our technologies and services.  Following on the heels of our acquisition in 2011 of the North American business of Fyfe Group, LLC, an industry leader in the development, manufacture and installation of fiber reinforced polymer systems for structural repair, strengthening and restoration of infrastructure, we enhanced our capabilities through our acquisitions in 2012 of the Asian and Latin American businesses of Fyfe Group, LLC.  These acquisitions add an important international dimension to our Commercial and Structural platform.  We also continued to expand our presence in the Middle East, especially in our Energy and Mining platform.

Notwithstanding these strong achievements in 2012, we did not achieve all financial targets in the year.  For example, while we achieved $1.40 in non-GAAP earnings per share, a 50% increase over 2011, we fell short of our business plan, which was an aggressive $1.67 per share.  The $1.67 earnings per share served as one of the two 2012 financial performance targets for the performance units granted in 2012.  The second financial performance target was a minimum return on invested capital target, which was also not achieved.

2012 Compensation Decisions

In the context of our Company’s 2012 financial performance above, set forth below is a more detailed description of each element of our compensation and benefits programs for our Named Executive Officers, including the compensation decision in 2012 for each element.

Base Salary.  Generally, in determining the base salary of each Named Executive Officer, the Committee considers, among other things, the level of responsibility and duties of the executive, individual performance, tenure, experience, Company performance, competition for the respective positions in the industry, and the applicable market data.  As a result of not meeting our 2011 financial targets, the Committee elected to not increase base salaries for any of our Named Executive Officers in 2012, except for a modest 2% increase provided to Mr. Clarke effective January 1, 2012.  Base salaries for our Named Executive Officers in 2012 were as follows:

Named Executive Officer	2012 Salary
J. Joseph Burgess	$587,600
David A. Martin	324,450
Brian J. Clarke	351,900
David F. Morris	355,350
Laura M. Villa	210,000

In 2012, base salary represented between 18.5% and 43.2% of total target compensation for our Named Executive Officers.

Annual Cash Incentive Compensation.  We maintain a Management Annual Incentive Plan (the “AIP”), as reviewed and approved by the Committee, pursuant to which our executives and other key employees are eligible to receive annual cash incentive awards.  The Committee believes that this annual cash incentive plan promotes our compensation philosophy by rewarding our executives and key employees for the achievement of short-term initiatives and advances our ultimate objective of improving stockholder value.

Each participant in the AIP is assigned a target incentive award goal that is expressed as a percentage of his or her base salary.  For 2012, the Committee assigned the following target annual incentive award percentages to the Named Executive Officers, which were unchanged from 2011:

Named Executive Officer	2012 AIP Target % of Base Salary
J. Joseph Burgess	100%
David A. Martin	60
Brian J. Clarke	60
David F. Morris	60
Laura M. Villa	50

In determining the annual target incentive award percentages for these executives, the Committee reviewed peer group data and other survey market data and trends and considered the mix of total compensation of individuals in positions similarly situated to our executives.  Based on its review and analysis, the Committee determined that a significant portion of the total annual cash compensation of our executives (i.e., base salary and annual incentive compensation) should be tied to our Company’s annual operating results.  Target incentive award goals are “mid-point” targets, and the executives’ annual incentive cash compensation could be higher or lower than the target award goals based upon the level of achievement against the pre-established performance goals.

The AIP is intended to compensate employees for the Company’s achievement of: (a) annual financial performance goals at corporate and business unit levels; and (b) measurable individual participant performance goals.  While our Named Executive Officers are given non-quantitative standards that will be considered in determining the amount of the annual incentive payments, no payments can be made on the basis of these non-quantitative standards alone without meeting at least the threshold level under the objective financial performance targets.  The objective financial performance targets are intended to be aggressive and consistent with our internal budgets.  They are not easy hurdles designed to assure the payment of these awards, as demonstrated in 2011 when no AIP payments were awarded to our Named Executive Officers.

Objective Financial Performance Goals.  In 2012, the funding of the AIP for the Named Executive Officers was based on the achievement of a minimum consolidated Company net income target, subject to adjustment in accordance with the AIP.  This measure was chosen because it reflects the Company’s financial performance, is easy to track, and is communicated on a quarterly basis through the Company’s quarterly earnings press releases and conference calls.

For purposes of the AIP, consolidated net income is determined from our audited financial statements for the year and may be adjusted to exclude the following:

•	losses associated with the write-down of assets of a discontinued business operation or a business operation to be liquidated;
•	gains or losses on the sale of any subsidiary, business unit or division or their assets or business;
•	gains or losses on the disposition of material capital assets or the refinancing of indebtedness;
•	losses associated with the write-down of goodwill or other intangible assets due to impairment;
•	gains or losses from material property casualty events or condemnation awards;
•	other material income or loss, the realization of which is not directly attributable to current senior management;
•	any effect from a change in generally accepted accounting principles from those previously used;
•	income taxes or benefits of any of the above; and
•	any other factors deemed relevant by the Committee.

To provide increased incentives for better performance, the 2012 AIP provided that if our actual net income exceeded the target, the funding pool would be increased by one-third of the amount by which our actual net income exceeded the target.  The 2012 AIP also provided for reduced funding of the pool if the target net income was not achieved, but our actual net income exceeded 75% of the target.  No funding would occur if less than 75% of the net income target was achieved; provided, however, that a minimum amount of $700,000 would be available for discretionary awards for extraordinary performance by individual participants as may be determined by our Chief Executive Officer at the end of the fiscal year.  The Committee eliminated this $700,000 discretionary pool in the AIP for 2013.  Further, in 2013, the AIP is 100% tied to the net income of our Company for executives.

In setting the objective performance targets, the Committee considers target Company performance under the board-approved annual operating and long-term strategic plans, the potential payouts based on achievement at different levels on the sliding scale and whether the portion of incremental earnings paid as annual cash incentives rather than returned to stockholders is appropriate.

Individual Participant Performance Goals.  To receive an award under the AIP, each Named Executive Officer must also achieve certain individual performance objectives.  These individual performance objectives are generally based on the Named Executive Officer’s position, individual goals and the strategic objectives of our Company.  Individual performance objectives are a combination of both objective and subjective goals.  Objective goals are in addition to the net income target set forth in the AIP.  For the Chief Executive Officer these objective goals may include, for example, the attainment of certain financial targets relating to net cash flow, return on invested capital, year-end stock price, and earnings per share.  Also recognizing that utilizing only objective financial metrics to drive our executive compensation plans may pose problems that may encourage behavior that is contrary to the long-term interests of the Company, the Committee also considers the achievement of certain subjective goals relating to operational and strategic initiatives that are meant to drive long-term growth and sustainability.  For example, such strategic initiatives for Mr. Burgess may relate to sustainability, risk mitigation, organic growth within business units, and execution of a long-term external growth strategy.

The Named Executive Officers are tasked with ensuring that their respective departments work toward the achievement of the subjective goals.  At the end of the applicable year, the Committee assesses the achievement of these performance goals, and considers, separately, what role each Named Executive Officer had, or should have had, in the achievement (or lack thereof) of these objectives.  In its assessment of the achievement of individual performance goals, the Committee assigns no particular weighting to the various objectives nor are incentive amounts formulaically determined.

The Committee also considers, outside of individual performance goals, such intangibles as knowledge of the business and respective areas of expertise, leadership ability, successful management of multiple job responsibilities, cooperation among the executives and their departments, motivational skills, attitude, work ethic, demonstrated commitment to the Company and level of decision making authority.  A review of each executive’s contribution to the Company is evaluated subjectively, at the discretion of the Committee.  Additionally, actual award payouts are at the discretion of the Committee and the AIP may be modified, suspended or terminated at any time.  The Committee also has final authority regarding any adjustments to consolidated net income for the purposes of the AIP.

Achievement of 2012 Goals.  In establishing the net income target for the 2012 AIP, the Committee considered the recommendations of executive management regarding current industry and market conditions and projections based on management’s internal market analysis and various market surveys, our 2012 business plan as approved by our Board of Directors in December 2011 and prior year operating results.  The net income target for the 2012 AIP was $65.9 million, subject to adjustment in accordance with the AIP, which represented a $31.9 million, or 93.8%, increase from 2011’s actual net income.  Although the target was considered to be aggressive, it was consistent with our internal budgets and was believed to be set at a level that promoted our compensation objectives.

In determining the amount of the 2012 annual incentive compensation, the Committee reviewed our operating results for 2012 against the net income target, including any adjustments to net income as described above.  The Committee determined that the net income target was not met, however, still provided funding for a reduced pool from which AIP payments were made based on achievement by the Company of more than 75% of the net income target and on other objective and subjective goals.

Based on 2012 Company performance and the other considerations described above, the annual cash incentives set forth below were awarded to our Named Executive Officers for 2012.

Named Executive Officer	2012 AIP Payment Amount
J. Joseph Burgess	$500,000
David A. Martin	200,000
Brian J. Clarke	200,000
David F. Morris	200,000
Laura M. Villa	75,000

For 2012, target AIP represented between 14.2% and 21.6% of total compensation for our Named Executive Officers.

As noted above, we revised the AIP for executives in 2013 so that an objective, formula-based approach is utilized.  Specifically, beginning in 2013, annual incentives will only be paid to our executives if and to the extent that certain threshold, target and maximum corporate net income metrics are achieved, subject only to the negative discretion of the Compensation Committee to reduce awards based on other subjective or objective factors.  The potential payout upon the Company achieving the threshold net income metric is 50% of the payout upon the Company achieving the target net income metric.  The potential payout upon the Company achieving the maximum net income metric is 200% of the payout upon the Company achieving the target net income metric.  We also revised the AIP so that it no longer contains a $700,000 pool for discretionary awards that had existed in prior years.

For 2012, Messrs. Burgess, Martin, Clarke and Morris and Ms. Villa were participants under our Executive Performance Plan.  Compliance with the Executive Performance Plan qualifies annual cash incentives as “performance-based” under Section 162(m) of the Internal Revenue Code – see “Section 162(m) Performance-Based Compensation” below.

Long-Term Incentive Compensation. In order to align further the interests of our executives with those of our stockholders over the long-term, as opposed to the short-term focus of our AIP, and to encourage the retention of our executives and provide potential wealth accumulation, as well as reward executive actions that enhance long-term stockholder returns, the Committee provides certain long-term equity-based incentives to our executives and other key employees.  We believe that the value of issued but unvested long-term equity awards meaningfully encourages executives to remain with the Company as leaving the Company results in the forfeiture of the unvested portion of previously accumulated long-term equity awards.

Each year, the Committee considers a number of factors when deciding on the amount and allocation of long-term compensation, including, among other things, recommendations by the Committee’s independent compensation consultant, peer group and other survey market data regarding similarly-situated executives, the historical compensation for responsibilities of each Named Executive Officer, business objectives, historic Company performance, current market conditions, risks associated with compensation principally linked to stock price, and other factors that may be relevant at that point in time.  Further, the Committee decides on a mix of long-term incentive compensation with an aspiration to provide the appropriate balance of stock price appreciation, performance and retention elements of long-term incentive compensation.  For 2012, the Committee determined that the Named Executive Officers would receive the following mix of long-term incentive compensation: 50% performance-based stock units and 50% stock options, each of which is described in more detail below.  The Committee made the 2012 equity-based incentive awards during its regularly scheduled February meeting, and generally limits mid-year grants to newly-hired or promoted employees.

Performance Units.  Performance-based stock units support achievement of the Company’s longer term financial goals of sustained earnings per share growth and improved/increasing ROIC while the three-year vesting period also simultaneously supports retention and succession planning.

The performance units are denominated in restricted stock units, the vesting of which depends for the 2012 awards upon achievement of a gating requirement based upon annual and cumulative three-year returns on invested capital (“ROIC”), and, if the gating requirement is satisfied, the actual amount of the award vested will be determined based on the achievement of annual and cumulative three-year earnings per share (“EPS”) goals.

If 100% of an annual EPS goal is not achieved, a lesser amount of performance units will vest based on a straight-line sliding scale, so long as at least 90% of the annual EPS goal is achieved and provided the annual ROIC gating requirement is achieved.  The sliding scale is set such that the achievement of 90% of the annual EPS goal will result in the vesting of 50% of the target performance unit award available for that year, and the failure to achieve 90% of the annual EPS goal will result in a non-vesting of the entire award for that year although all or a portion of such non-vested performance units may be earned at the end of the three-year performance period, as further set forth below.  In 2012, the Company did not achieve the annual ROIC and EPS goals and, as a result, none of the performance units vested in the first year of the three-year performance period.

Any performance units not vested in a particular year, such as the case in 2012, may be carried over and earned at the end of the three-year period through achievement of the three-year cumulative ROIC gating requirement and achievement of at least 90% of the cumulative three-year EPS goal, subject to same sliding scale as set forth above.   The Committee believes that the ability to earn over the three-year performance period those performance units that are not otherwise earned on an annual basis maintains the intended incentives of the long-term performance plan for the entire three-year performance period.

Employees who receive performance units shall have no rights as stockholders with respect to such performance units until the performance units vest, although the awards are subject to adjustment due to dividends, split-ups, mergers, etc.

In 2012, as part of the annual compensation program offered to the Named Executive Officers, the Committee awarded performance units as follows:

Performance Units Awarded
February 21, 2012*
Named Executive Officer	Target (#)	Award Date Value ($)
J. Joseph Burgess	41,414	$750,000
David A. Martin	17,946	325,000
Brian J. Clarke	17,946	325,000
David F. Morris	17,946	325,000
Laura M. Villa	4,141	75,000

*
Up to one-third of the performance units awarded were eligible to vest as a result of 2012 financial performance.  However, none of the performance units vested as a result of financial performance in 2012 not meeting the pre-established ROIC and EPS goals.

For all Named Executive Officers, the number of performance units awarded was calculated by dividing the target value of each Named Executive Officer’s respective award by $18.11, the closing price of our common stock on the Nasdaq Global Select Market on February 21, 2012, which was the date of the award.

In February 2012, in order to enhance retention given the limited value associated with the then-current outstanding unvested equity awards held by our executives and to maintain performance orientation of the overall equity program while providing a long-term incentive opportunity, the Committee, pursuant to its discretion, made a supplemental, one-time equity award of performance units in addition to the performance units set forth above as follows:

Supplemental Performance Units Awarded
February 21, 2012*
Named Executive Officer	Target (#)	Award Date Value ($)
J. Joseph Burgess	27,609	$500,000
David A. Martin	11,044	200,000
Brian J. Clarke	7,454	135,000
David F. Morris	11,044	200,000
Laura M. Villa	—	—

*
Up to one-third of the supplemental performance units awarded were eligible to vest as a result of 2012 financial performance.  However, none of the performance units vested as a result of financial performance in 2012 not meeting the pre-established ROIC and EPS goals.

For all Named Executive Officers, the number of supplemental performance units awarded was calculated by dividing the target value of each Named Executive Officers’ respective award by $18.11, the closing price of our common stock on the Nasdaq Global Select Market on February 21, 2012, which was the date of the award.

The supplemental performance units are subject to the same terms, conditions and performance goals as the performance units.  Therefore, as a result of the Company not achieving the annual ROIC and EPS goals in 2012, none of the supplemental performance units vested in the first year of the three-year performance period.

For 2013, we have revised the financial performance goals applicable to performance units.  Specifically, rather than having vesting depend upon the achievement of a gating requirement based on ROIC and, if the gating requirement is satisfied, the actual amount of the award vested based on an EPS goal, 25% of 2013 performance unit award amount will vest based on a ROIC goal and 75% of 2013 performance unit award amount will vest based on an EPS goal.

Stock Options.  Stock options have a three-year vesting period, but vest ratably in annual equal installments at each anniversary of the date of grant.  Stock options, by their nature, reward the Named Executive Officers for the appreciation of the Company’s stock price.  However, the time vesting attribute of our stock options is also important to the retention of key executives and the Company’s emphasis on long-term stockholder returns.

The award of stock options to our executives and certain key employees represents the high-risk and potential high-return component of our long-term incentive compensation philosophy, as the potential value of a stock option can fall to zero if the price of our common stock is lower than the exercise price when the option expires.  The number of stock options awarded to an executive is based primarily on the target dollar value of the amount of such executive’s long-term incentive compensation allocated to stock options.  That target dollar value is translated into a number of shares based on the estimated economic value of the award, as determined using a binomial valuation. This valuation is based on, among other things, the Company’s then-current stock price, the relative volatility of the Company’s common stock, the Company’s dividend yield, the expected term of the option and the risk-free return rate.  The exercise price of stock options is equal to the fair market value of a share of our common stock on the date of grant.  Stock options granted to our key employees in the United States are granted as incentive stock options to the extent allowed under Section 422 of the Internal Revenue Code with the balance of such options awarded as non-qualified stock options.

In 2012, the Committee granted stock options to our Named Executive Officers as follows:

Named Executive Officer	Options Granted	Award Date Value
J. Joseph Burgess	91,530	$750,000
David A. Martin	39,663	325,000
Brian J. Clarke	39,663	325,000
David F. Morris	39,663	325,000
Laura M. Villa	9,153	75,000

For all Named Executive Officers, these stock options had a binomial stock option value of $8.19 per share, based on an exercise price of $18.11, the closing price of our common stock on The Nasdaq Global Select Market on February 21, 2012, which was the date of grant.  These options vest in one-third increments beginning on the first anniversary of the date of grant.

Generally, our stock options terminate seven years after the date of grant.  To the extent an option remains unexercised at the end of such seven-year period, the employee’s right to purchase shares pursuant to the option terminates.  In addition, an option will terminate upon the occurrence of certain other events.   Upon retirement, previously vested stock options terminate five years after the date of retirement, subject to the earlier expiration of the option in accordance with its seven-year term.  If an employee is terminated without cause or if an employee terminates his employment voluntarily, previously vested options terminate at the earlier of 90 days after the date of termination of employment or the expiration of the option term.  All unvested options immediately terminate upon termination for any of the above reasons.

If employment is terminated as a result of the employee’s disability or death, options are deemed exercisable in full.  In the event of disability, options will terminate at the earlier of either 90 days or one year after the termination of employment, in accordance with the applicable agreement.  In the event of the death of an employee (or if an employee dies during a period in which an option remains exercisable following a termination of employment as described above), options remain exercisable for a period of one year following the employee’s death, subject to the earlier expiration of the option term.  If employment is terminated for any reason other than termination without cause, voluntary termination, retirement, death or disability, vested and unvested options terminate immediately upon termination of employment.

Although all outstanding stock options granted in 2012 vest immediately upon a “change in control” of our Company, as defined in the applicable stock option agreements, the Committee eliminated this single trigger in favor of a double trigger in all equity award agreements for 2013.  Therefore, beginning with all awards granted in 2013, accelerated vesting of equity awards only occurs upon a change in control coupled with a subsequent termination of employment without “cause” (as defined in the award agreement) or for “good reason” (as defined in the award agreement).

We do not back-date or re-price stock options nor do we grant stock options or other equity awards retroactively.  All options are granted with an exercise price equal to the closing price of our common stock on The Nasdaq Global Select Market on the date of grant.

Other Benefits: Standard Benefit Package.  We provide standard Company-sponsored benefit plans to all of our employees, including our Named Executive Officers.  Such benefits include Company-sponsored insurance, retirement (defined contribution), severance benefits, 401(k) matching contributions, short-term disability insurance and long-term disability insurance.  The long-term disability benefits are capped at $12,500 per month, although the Committee approved a supplemental policy pursuant to which the cap is increased for certain high-level employees, as set forth below under “Executive Disability Insurance”.  We also provide life insurance benefits in the amount of two times the employee’s salary, up to $500,000, for all of our employees (except our Chief Executive Officer who has $1.0 million in life insurance benefits).

Other Benefits: Supplemental Benefits for Certain Executives. In addition, in order to provide a competitively attractive package to secure and retain executives, we supplement the standard benefit packages offered to all employees with appropriate executive benefits, as listed below.  The executives’ benefits packages are designed to assist the executives in providing for their own financial security in a manner that recognizes individual needs and preferences.

Deferred Compensation Plan.  Executives may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees.  This plan allows for base salary deferral of up to 15% of base salary, and bonus deferral of up to 50% of bonus amounts.  Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching payments were limited to a maximum aggregate amount of $10,000 per employee for 2012).  Deferred account balances in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account, the Company’s matching payments, if any, and the investment performance of his or her selected indices.  Participants are at all times 100% vested in their deferrals, Company-matching payments and investment earnings.  Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect.  For our Named Executive Officers, however, no payments may be made from his or her account balance until the date that is six months following the date of termination of the Named Executive Officer’s employment.

During 2012, Messrs. Martin and Morris deferred $9,733 and $39,130 of their compensation, respectively, under our nonqualified deferred compensation plan.  We credited an additional $807 in Company-matching payments to Mr. Martin’s account in 2012.  No Company-matching payments were made under the plan to Mr. Morris’ account during 2012.

Executive Disability Insurance.  In 2011, the Committee approved a supplemental policy for executives of the Company pursuant to which the maximum monthly benefit under long-term disability is increased from $12,500 to 60% of the executive’s monthly cash compensation, inclusive of target annual incentive compensation.

Other Benefits.  We provide to each of our executives a cellular phone with e-mail capabilities.  In addition, in 2012, we provided to Mr. Burgess $10,415 for annual club fees.

2012 Target versus Actual Compensation

Aligned with the Company’s 2012 performance, total actual compensation paid to our Named Executive Officers exceeded total actual compensation in 2011, when the Company’s financial performance was disappointing.  However, 2012 actual compensation remained below 2012 target compensation due to financial performance that fell short of targets set for 2012, as demonstrated by the following table:

			Actual Income
Name	Total Target Income		Salary	Annual Cash Incentive	Performance Units	Stock Options	Total Actual Compensation	Percentage of Target Income Realized
J. Joseph Burgess	$2,341,867	(1)	$587,600	$500,000	—	$750,000	$1,837,600	78.5%
David A. Martin	1,019,120	(2)	324,450	200,000	—	325,000	849,450	83.4
Brian J. Clarke	1,041,373	(3)	351,900	200,000	—	325,000	876,900	84.2
David F. Morris	1,068,560	(4)	355,350	200,000	—	325,000	880,350	82.4
Laura M. Villa	375,410	(5)	183,607	75,000	—	75,000	333,607	88.9

(1)
Includes base salary ($587,600), target annual cash incentive ($587,600), award date target value of 2012 performance unit opportunity eligible to be earned based on 2012 Company performance ($416,667) and grant date fair value of stock options ($750,000).

(2)
Includes base salary ($324,450), target annual cash incentive ($194,670), award date target value of 2012 performance unit opportunity eligible to be earned based on 2012 Company performance ($175,000) and grant date fair value of stock options ($325,000).

(3)
Includes base salary ($351,900), target annual cash incentive ($211,140), award date target value of 2012 performance unit opportunity eligible to be earned based on 2012 Company performance ($153,333) and grant date fair value of stock options ($325,000).

(4)
Includes base salary ($355,350), target annual cash incentive ($213,210), award date target value of 2012 performance unit opportunity eligible to be earned based on 2012 Company performance ($175,000) and grant date fair value of stock options ($325,000).

(5)
Includes prorated base salary ($183,607), prorated target annual cash incentive ($91,803), award date target value of 2012 performance unit opportunity eligible to be earned based on 2012 Company performance ($25,000) and grant date fair value of stock options ($75,000).

Compensation Related Policies

Underpinning our executive compensation philosophy are certain policies relating to equity ownership and compensation.

Policies Relating to Compensation

Section 162(m) Performance-Based Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation to $1.0 million per year for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated officers, but contains an exception for performance-based compensation that satisfies certain conditions.  Under our Executive Performance Plan, the Committee designates participants in various incentive programs for each fiscal year or other period set by the Committee.  Each incentive program can have its own specific performance goals or targets and performance period.  The Committee establishes objective performance goals based upon one or more key financial measures as discussed above.  Performance goals may be determined based on any of the measures designated in the Executive Performance Plan, individually or in combination, adjusted in the manner the Committee determines in its sole discretion.

The payment of any incentive program award under our Executive Performance Plan may be reduced by the Committee in its sole discretion, and the granting of awards is subject to the discretion of the Committee.  In addition, our Board may modify or terminate this plan at any time in its discretion.

Policy on Recoupment of Incentive Compensation.  Our Board of Directors has adopted a policy on recoupment of incentive compensation providing that if during any fiscal year there occurs a material misstatement or omission of financial information in our financial statements, our Board or the Committee may, in its discretion, recoup or cancel all or part of the incentive compensation provided to any executive officer or key employee.  For the purposes of the policy, incentive compensation includes any bonus, incentive payment, equity award or other compensation, including the amount of any annual salary increase or any gains realized on the exercise of stock options or sale of shares of our common stock received as incentive compensation.  In addition to the recoupment of incentive compensation, our Board or the Committee may take such other actions as it deems necessary or appropriate to address the events that gave rise to the material misstatement or omission and to prevent its recurrence.  Such actions may include, to the extent permitted by applicable law:

•	adjusting the future compensation of the executive officer or key employee;
•	terminating the employment of the executive officer or key employee; and
•	pursuing other legal remedies against the executive officer or key employee.

Each executive officer or key employee who receives incentive compensation pursuant to any of our incentive compensation plans is required to acknowledge in writing his or her agreement with the policy and understanding that any incentive compensation made to him or her is conditioned upon and subject to the policy.

We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer, the Company demonstrates its commitment to strong corporate governance. This recoupment policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Policies Relating to Equity

In light of the significant portion of our executive compensation program that consists of equity-based compensation, we have adopted certain policies that help encourage stock ownership by our executives as well as protect the advantages, and mitigate against the risk, of equity holdings by our executives.

Stock Ownership Policy with Respect to Named Executive Officers.  We have a policy with respect to the required stock ownership levels of certain highly-compensated key employees, including our Named Executive Officers.  The purpose of this policy is to ensure that the required stock ownership of these employees is commensurate with his or her duties and responsibilities, as measured on an annual basis.  Under the policy, each of our Named Executive Officers is required to beneficially own, by no later than the third anniversary of the date he or she became subject to the policy (and to retain thereafter, until he or she is no longer subject to the policy), a minimum number of shares of our common stock that is equal in value to a multiple of his or her annual base salary.  The minimum share ownership amount is recalculated annually as of January 1 based on the Named Executive Officer’s current annual base salary as of December 31 of the immediately preceding year.

The minimum number of shares is determined by dividing the base salary multiple by the average of the closing price of our common stock for the ten trading days prior to the applicable valuation date.  The multiplier used in calculating the base salary multiple is assigned to each Named Executive Officer based on his or her responsibilities and duties and ranges from one to three times the Named Executive Officer’s annual base salary.  As of January 1, 2013, the required share ownership of each of our Named Executive Officers was as follows:

Named Executive Officer	Date Subject to Policy	Salary at December 31, 2012	Salary Multiplier		10-Day Average Closing Price	Required Share Ownership as of January 1, 2013
J. Joseph Burgess	April 14, 2008	$587,600	3	x	$21.75	81,048
David A. Martin	August 13, 2007	324,450	2	x	21.75	29,834
Brian J. Clarke	February 14, 2011	351,900	2	x	21.75	32,359
David F. Morris	July 25, 2006	355,350	2	x	21.75	32,676
Laura M. Villa	February 22, 2012	210,000	1	x	21.75	9,655

To date, each of the Named Executive Officers has fulfilled the stock ownership requirements of this policy.

Anti-Hedging Policy.  In February 2012, our Board of Directors adopted an anti-hedging policy that prohibits officers, directors and employees from entering into hedging or monetization transactions involving our common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, margin accounts, or other derivatives that are directly linked to our Company’s stock or transactions involving short sales of the Company’s stock. The Board adopted this policy to require officers, directors and employees to continue to own Company stock with the full risks and rewards of ownership, thereby ensuring continued alignment of their objectives with the Company’s other stockholders.

Anti-Pledging Policy.  In February 2013, our Board of Directors adopted an anti-pledging policy that prohibits any officer or and director from pledging a significant amount of our common stock owned by such director or officer.  The Board adopted this policy in order to avoid, among other things, any detrimental impact on stockholders that could result from a significant amount of stock pledged by executives.  Although pledges existing at the time of adoption, which are described in the footnotes of the table set forth under the heading “Information Concerning Certain Stockholders” beginning on page 50 below, are not subject to the anti-pledging policy, our Board of Directors reviewed all existing pledges and determined that they do not pose a risk to the Company or its stockholders.

Compensation Committee Report

The responsibilities of our Compensation Committee are provided in its charter, which has been approved by our Board of Directors.

In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report, the Compensation Committee, among other things, has:

•	reviewed and discussed the Compensation Discussion and Analysis with management, and

•	in reliance on such review and discussions, approved the inclusion of such Compensation Discussion and Analysis in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Juanita H. Hinshaw, Chair    Stephanie A. Cuskley

John P. Dubinsky    Phillip D. Wright

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

*           *           *

Compensation in Last Fiscal Year

Summary Compensation Table

The following table sets forth information concerning compensation earned for the fiscal years ended December 31, 2012, 2011 and 2010, if applicable, for all persons who served as our principal executive officer or principal financial officer during 2012 and the three other most highly compensated executive officers of our Company (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)		Option Awards ($)(3)(4)		Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
J. Joseph Burgess	2012	$587,600	$1,250,000	(7)	$750,000		$500,000	$30,618	$3,118,218
Chief Executive	2011	587,600	525,000		750,000		361,205	30,983	2,254,788
Officer and President	2010	565,000	525,000		855,600	(8)	860,681	22,087	2,828,368

David A. Martin	2012	$324,450	$525,000	(7)	$325,000		$200,000	$15,166	$1,389,616
Senior Vice President and	2011	324,450	227,500		325,000		139,666	15,380	1,031,996
Chief Financial Officer	2010	315,000	227,500		325,000		307,984	11,174	1,186,658

Brian J. Clarke (9)	2012	$351,900	$460,000	(7)	$325,000		$200,000	$13,581	$1,350,481
Senior Vice President –	2011	301,875	227,500		325,000		—	6,843	861,218
Business Integration

David F. Morris	2012	$355,350	$525,000	(7)	$325,000		$200,000	$16,147	$1,421,497
Senior Vice President, General Counsel	2011	355,350	227,500		325,000		156,522	16,361	1,080,733
and Chief Administrative Officer	2010	345,000	227,500		325,000		337,977	11,174	1,246,651

Laura M. Villa (10)	2012	$183,607	$75,000		$75,000		$75,000	$46,834	$455,441
Vice President – Human Resources

(1)	Includes amounts earned but deferred at the election of the executive officer under our nonqualified deferred compensation plan.

(2)
Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.  The 2012 amount represents the grant date fair value of the annual performance units and the supplemental performance units assuming the target level of performance conditions is achieved, the vesting of both of which is subject to the attainment of financial performance targets.  If the highest level of performance conditions is achieved with regard to the annual performance units and supplemental performance units granted in 2012, the aggregate grant date fair value of such awards was as follows: Mr. Burgess, $2,500,000; Mr. Martin, $1,050,000; Mr. Clarke, $920,000; Mr. Morris, $1,050,000; and Ms. Villa, $150,000.  For 2012, the Company did not achieve the 2012 performance targets, as such no shares vested in 2012.  For 2011, awards of restricted stock contained a one-year performance target restriction and a three-year service restriction, which 2011 awards were forfeited as of December 31, 2011 due to the failure to achieve the one-year performance target.  The performance targets in connection with the 2010 awards were met, and the performance restrictions were removed for those awards.  For a discussion regarding the valuation of our stock awards for financial statement reporting purposes, please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 27, 2013.

(3)	Stock Awards and Option Awards: These amounts do not necessarily reflect the actual economic value realized by Named Executive Officers.

(4)
Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.  For a discussion regarding the valuation of our option awards for financial statement reporting purposes, please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 27, 2013.

(5)
The 2012 amounts represent bonuses awarded under our Management Annual Incentive Plan.  No payments under our Executive Performance Plan were made in 2012 in connection with long-term incentive cash awards for the performance period of January 1, 2010 through December 31, 2012 because the targets were not met.  The 2011 amounts represent cash payments under our Executive Performance Plan in connection with long-term incentive cash awards for the performance period of January 1, 2009 through December 31, 2011 for Messrs. Burgess, Martin and Morris of $361,205, $139,666, and $156,522, respectively.  The 2010 amounts include bonuses awarded under our Management Annual Incentive Plan and cash payments under our Executive Performance Plan in connection with long-term incentive cash awards for the performance period of January 1, 2008 through December 31, 2010 for Messrs. Burgess, Martin and Morris of $360,681, $138,723 and $152,596, respectively.

(6)
Represents the following amounts paid or accrued in 2012:  Mr. Burgess, $10,000 in employer-matching payments under our 401(k) Profit Sharing Plan, $4,620 in term life insurance premiums, $5,583 in executive disability insurance premiums and $10,415 in club fees; Mr. Martin, $10,000 in employer-matching payments under our 401(k) Profit Sharing Plan and nonqualified deferred compensation plan, $960 in term life insurance premiums and $4,206 in executive disability insurance premiums; Mr. Clarke, $7,038 in employer-matching payments under our 401(k) Profit Sharing Plan, $960 in term life insurance premiums and $5,583 in executive disability insurance premiums; Mr. Morris, $10,000 in employer-matching payments under our 401(k) Profit Sharing Plan, $960 in term life insurance premiums and $5,187 in executive disability insurance premiums; and Ms. Villa, $6,300 in employee-matching payments under our 401(k) Profit Sharing Plan, $672 in term life insurance premiums, $1,244 in executive disability insurance premiums and $38,618 in payments to Ms. Villa as an independent contractor prior to her becoming an employee of the Company on February 22, 2012.

(7)	Includes a one-time supplemental award of performance units for Messrs. Burgess, Martin, Clarke and Morris of $500,000, $200,000, $135,000 and $200,000, respectively.

(8)	Includes a one-time special award of 10,000 stock options having an aggregate grant date fair value of $105,600.

(9)	Mr. Clarke joined our Company on February 14, 2011.

(10)
Ms. Villa joined our Company on February 22, 2012 after having worked as an independent contractor to the Company.  The amounts included in Ms. Villa’s compensation totals for 2012 include all compensation paid to her by the Company during 2012, including compensation paid to Ms. Villa as an independent contractor.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards for the fiscal year ended December 31, 2012 for our Named Executive Officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(2)

J. Joseph Burgess	2/21/2012	—	—	—	20,707	41,414	82,828	—	—	—	$750,000
	2/21/2012	—	—	—	13,805	27,609	55,218	—	—	—	500,000
	2/21/2012	—	—	—	—	—	—	—	91,530	$18.11	750,000

David A. Martin	2/21/2012	—	—	—	8,973	17,946	35,892	—	—	—	325,000
	2/21/2012	—	—	—	5,522	11,044	22,087	—	—	—	200,000
	2/21/2012	—	—	—	—	—	—	—	39,663	$18.11	325,000

Brian J. Clarke	2/21/2012	—	—	—	8,973	17,946	35,892	—	—	—	325,000
	2/21/2012	—	—	—	3,727	7,454	14,909	—	—	—	135,000
	2/21/2012	—	—	—	—	—	—	—	39,663	$18.11	325,000

David F. Morris	2/21/2012	—	—	—	8,973	17,946	35,892	—	—	—	325,000
	2/21/2012	—	—	—	5,522	11,044	22,087	—	—	—	200,000
	2/21/2012	—	—	—	—	—	—	—	39,663	$18.11	325,000

Laura M. Villa	2/21/2012	—	—	—	2,071	4,141	8,282	—	—	—	75,000
	2/21/2012	—	—	—	—	—	—	—	9,153	$18.11	75,000

(1)	Represents the number of performance units awarded in 2012. For 2012, the minimum performance target was not met; therefore, none of these performance units vested as a result of 2012 performance.

(2)
Represents the grant date fair value (computed in accordance with FASB ASC Topic 718) of $18.11 per share for the performance units and $8.19 per share for the stock option grants to our Named Executive Officers on February 21, 2012 for Messrs. Burgess, Martin, Clarke and Morris and Ms. Villa.  Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, filed on February 27, 2013 for a discussion regarding the valuation of our stock and option awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards, as of the fiscal year ended December 31, 2012, held by our Named Executive Officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(5)

J. Joseph Burgess	118,397	—	—	$14.55	4/14/15	—	—	—	—
	127,119	—	—	12.84	3/2/16	—	—	—	—
	54,015	27,007	—	22.87	2/24/17	—	—	—	—
	21,723	43,443	—	26.60	1/21/18	—	—	—	—
	—	91,530	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	126,047	$2,796,983	—	—
	—	—	—	—	—	—	—	34,512	$765,821

David A. Martin	53,106	—	—	15.77	1/11/14	—	—	—	—
	47,710	—	—	12.97	1/29/15	—	—	—	—
	49,153	—	—	12.84	3/2/16	—	—	—	—
	20,517	10,259	—	22.87	2/24/17	—	—	—	—
	9,413	18,826	—	26.60	1/21/18	—	—	—	—
	—	39,663	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	9,947	220,724	—	—
	—	—	—	—	—	—	—	14,495	321,644

Brian J. Clarke	8,519	17,037	—	29.86	2/14/18	—	—	—	—
	—	39,663	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	—	—	12,700	281,813

David F. Morris	14,451	—	—	15.77	1/11/14	—	—	—	—
	52,481	—	—	12.97	1/29/15	—	—	—	—
	55,085	—	—	12.84	3/2/16	—	—	—	—
	20,517	10,259	—	22.87	2/24/17	—	—	—	—
	9,414	18,825	—	26.60	1/21/18	—	—	—	—
	—	39,663	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	9,947	220,724	—	—
	—	—	—	—	—	—	—	14,495	321,644

Laura M. Villa	—	9,153	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	—	—	2,071	45,955

(1)
The options become exercisable in three equal annual installments beginning on: (a) February 24, 2011 for options with an exercise price of $22.87 and an option expiration date of February 24, 2017; (b) January 21, 2012 for options with an exercise price of $26.60 and an option expiration date of January 21, 2018; (c) February 14, 2012 for options with an exercise price of $29.86 and an option expiration date of February 14, 2018; and (d) February 21, 2013 for options with an exercise price of $18.11 and an option expiration date of February 21, 2019.

(2)
Represents the number of shares of restricted stock awarded and outstanding at fiscal year-end as follows:  Mr. Burgess, 22,955 shares awarded on February 24, 2010 and 103,092 shares awarded on April 14, 2008; Mr. Martin, 9,947 shares awarded on February 24, 2010; and Mr. Morris, 9,947 shares awarded on February 24, 2010. The shares awarded to Mr. Burgess on April 14, 2008 are not subject to a performance restriction and will vest on the fifth anniversary of the date of the award, provided Mr. Burgess’ employment continues through such date. With respect to all other restricted stock awards, the performance targets for each of these awards have been met, the performance restrictions were removed and such awards will fully vest on the third anniversary of the date of award; provided, however, that in each case employment continues through such date.

(3)	Represents the value of shares of restricted stock calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2012 ($22.19 per share).

(4)
Represents the number of performance units that may potentially vest if the threshold performance goal is met.  The performance units are eligible to vest in three equal annual installments beginning on the first anniversary of the date of award through the achievement of the annual performance goals.  Any of the performance units not vested in a particular year may be carried over and vest at the end of the three-year period through the achievement of three-year cumulative performance goals.

(5)
Represents the value of shares of performance units calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2012 ($22.19 per share) multiplied by the number of performance units that may potentially vest if the threshold performance goal is met.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our Named Executive Officers and the vesting of stock awards previously granted to our Named Executive Officers during the fiscal year ended December 31, 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
J. Joseph Burgess	—	—	69,629	$1,261,677
David A. Martin	4,000	$11,520	26,923	487,845
Brian J. Clarke	—	—	—	—
David F. Morris	32,968	105,151	30,172	546,717
Laura M. Villa	—	—	—	—

(1)
Reflects the difference between the market price on the date of exercise, and the exercise price.  Mr. Martin exercised 4,000 stock options on December 20, 2012, at an average market price of $22.29 and an exercise price of $19.41.  Mr. Morris exercised: (i) 13,500 options on May 2, 2012, at an average market price of $18.43 and an exercise price of $14.65; (ii) 12,837 options on December 20, 2012, at an average market price of $22.29 and an exercise price of $19.41; and (iii) 6,631 options on December 31, 2012 at an average market price of $22.19 and an exercise price of $19.41.

(2)
Reflects the number of shares vesting multiplied by the market price on the date of the lapse of time-based restrictions pursuant to the terms of grant under our 2006 Employee Equity Incentive Plan for restricted stock awards awarded on March 2, 2009 to Messrs. Burgess, Martin and Morris.

Nonqualified Deferred Compensation

Executive officers may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees.  This plan allows for base salary deferral of up to 15% of base salary, and bonus deferral of up to 50% of bonus amounts.  Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching payments were limited to a maximum aggregate amount of $10,000 per employee for 2012).  Deferred account balances in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan.  In connection with this plan, the Company established a Rabbi Trust to fund the Company’s promise to pay deferred compensation account balances contributed by participants in the plan.  This trust becomes fully funded upon a change in control.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account, the Company’s matching payment, if any, and the investment performance of his or her selected indices.  Participants are at all times 100% vested in their deferrals, Company-matching payments and investment earnings.  Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect.  For Named Executive Officers, however, no payments may be made from his or her account balance until a date that is at least six months following the date of termination of the Named Executive Officer’s employment.

During 2012, Messrs. Martin and Morris deferred $9,733 and $39,310 of their compensation, respectively, under our nonqualified deferred compensation plan.  We credited an additional $807 in Company-matching payments to Mr. Martin’s account in 2012.  No Company-matching payments were made under the plan to Mr. Morris’ account during 2012.

The following table sets forth information concerning contributions, Company-matching payments, earnings and balances under our nonqualified deferred contribution plan for our Named Executive Officers:

Name	Executive Contribution in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

J. Joseph Burgess	—	—	—	—	—
David A. Martin	$9,733	$807	$10,998	—	$84,523
Brian J. Clarke	—	—	—	—	—
David F. Morris	39,130	—	65,975	—	440,683
Laura M. Villa	—	—	—	—	—

(1)	Named Executive Officer contributions and registrant payments also are reported in the “Salary” and “Other Compensation” columns, respectively, of the Summary Compensation Table.

(2)	Amounts credited do not constitute above-market earnings.

Severance, Change in Control and Termination

Severance.  The Company has not entered into change-of-control or severance agreements with its Named Executive Officers.  Effective March 1, 2008, we adopted a severance policy (the “Severance Policy”) that would provide for severance payments to Named Executive Officers (except for Mr. Burgess and Mr. Clarke while subject to their respective employment letters) at the rate of twelve weeks of base salary, plus two additional weeks of base salary for each full year of continuous service time with our Company; provided, however, that our Named Executive Officers would not receive more than 42 weeks of base salary as severance.  Payments are not lump sum but are processed as extended payroll over the term of the applicable severance period.  Executives may continue to receive medical and dental insurance through the severance period and the Company shall pay that portion of the medical and health insurance that it would have paid had the executive been an employee.  Additionally, executives are entitled to $10,000 in outplacement services.

The Severance Policy would apply if a Named Executive Officer in good standing with our Company is involuntarily terminated without cause and not due to a Code of Conduct violation, and the Named Executive Officer has completed a minimum of six months’ continuous service time.

Our Company does not offer change in control tax gross-up provisions.

Under his employment letter, if Mr. Burgess is terminated for any reason other than for “Cause” (as defined in his employment letter), Mr. Burgess would receive severance benefits equal to 12 months of his then current base salary and 12 months of the monthly cost of medical and dental insurance then provided by the Company.   The payments are in lieu of payments that would have been due Mr. Burgess under the Severance Policy.  Any severance payments made pursuant to Mr. Burgess’ employment letter are conditioned upon certain representations, warranties, covenants and agreements to be made by Mr. Burgess, including, but not limited to, a release of all claims and covenants of confidentiality, non-solicitation and non-competition.

Under his employment letter, if Mr. Clarke is terminated during his employment for any reason other than by the Company for “Cause” (as defined in his employment letter), or by Mr. Clarke for “Good Reason” (as defined in his employment letter) following a change in control, then Mr. Clarke is entitled to receive severance benefits equal to 12 months of his then current base salary and 12 months of the monthly cost of medical and dental insurance then provided by the Company.  Any such payments would be in lieu of payments that would have been due Mr. Clarke under the Severance Policy. Any severance payments made pursuant to Mr. Clarke’s employment letter are conditioned upon certain representations, warranties, covenants and agreements to be made by Mr. Clarke, including, but not limited to, a release of all claims and covenants of confidentiality, non-solicitation and non-competition.

Change in Control and Termination.

Equity-Based Incentives. Prior to 2013, the award agreements in connection with our stock option, restricted stock and performance unit awards provided that upon a change in control of our Company, all outstanding unvested equity awards will immediately vest; except with respect to Mr. Burgess’ April 14, 2008 restricted stock award (which is detailed below).  In such case, performance unit awards will vest at target.  Although single trigger vesting of stock options and performance units in the event of a change in control provides our Company with an effective and viable retention mechanism that incentivizes our executives and key employees to remain with our Company prior to the consummation of such change in control while also providing our employees with the same opportunities as stockholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the change in control transaction, we have amended our equity award agreements, including those for stock options, restricted stock and performance units, to implement a double trigger beginning with equity awards granted in 2013.

In addition, if we were to terminate any Named Executive Officer’s employment without cause or if a Named Executive Officer were to retire, the service restrictions on any restricted stock awarded more than 18 months prior to such termination would vest as to a percentage of the award determined by dividing (i) the number of whole months of the Named Executive Officer’s employment beginning on the date of the award through the date of termination (provided that the number of whole months is at least 18) by (ii) 36.

Mr. Burgess’ award of 103,092 shares of restricted stock on April 14, 2008 provides for a five-year service period.  This time-based service restriction lapses if, following a change in control, Mr. Burgess’ employment is terminated by the Company without cause or by Mr. Burgess for good reason.  Additionally, upon an involuntary termination without cause or upon his death or termination due to disability, the service restrictions would lapse as to that percentage of the award determined by dividing (i) the whole number of months of Mr. Burgess’ employment beginning on the date of the award through his date of termination by (ii) 60.

Long-Term Cash Incentives.  Certain of our Named Executive Officers have received long-term cash performance awards under our Executive Performance Plan. The award agreements in connection with these cash awards for the three-year performance period beginning in 2011 and ending in 2013 (the “2011-2013 Performance Period”) provide for the payment of: (a) the target award in the event of a change in control; (b) payment of a pro rata portion of the target award in the event of death, based upon the number of full months that the Named Executive Officer was employed during the performance period prior to termination of employment divided by 36; and (c) in the event of termination of employment due to long-term disability or termination by the Company without cause, payment of a pro rata portion of the performance award, based upon the level of achievement to date of the performance metrics, and based upon the number of full months that the Named Executive Officer was employed during the performance period prior to termination of employment divided by 36.

The performance metrics for the 2011-2013 Performance Period are: (x) the Company’s total stockholder return (“TSR”) as compared to the TSR of a benchmark group of companies; and (y) cumulative diluted earnings per share.

The performance metrics for the cash awards for the three-year performance period beginning in 2010 and ending in 2012 were deemed to not have been met as of December 31, 2012 and, therefore, no payment was made or will be made to the Named Executive Officers in connection with these awards.

Summary Data Charts. The following tables show the potential payments and benefits due to each Named Executive Officer under various employment termination events.  These post-employment amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our Named Executive Officers.  The assumptions used in preparation of these tables are consistent with the payments and benefits described above as well the following assumptions:

•	A termination date of December 31, 2012.

•	A value of $22.19 per share used for the value of our common stock, which was the closing price of our common stock on December 31, 2012.

•	With respect to the value of stock options, the value is reduced by the exercise price per share.

•
With respect to long-term cash payments, no adjustments have been made to account for stock price for stock splits, stock dividends or other recapitalization in determining the level of achievement of the total stockholder return performance goal.  Additionally, no adjustments have been made for extraordinary and/or non-recurring items in determining the achievement of the cumulative earnings per share performance goal, which is in the sole discretion of the Compensation Committee.  Any adjustments could alter these values.

Potential Post-Employment Payments as of December 31, 2012

J. Joseph Burgess – President and Chief Executive Officer

Type of Payment	Involuntary Termination without Cause		Change in Control Only		Change in Control Followed by Involuntary Termination without Cause		Change in Control Followed by Voluntary Termination for Good Reason		Retirement		Death		Disability
Severance Compensation	$587,600		–		$587,600		–		–		–		–
Medical and Dental Benefits	10,764		–		10,764		–		–		–		–
Unvested Restricted Stock (except April 14, 2008 award)	481,079	(1)	$509,371	(2)	–	(3)	–	(3)	$481,079	(1)	$509,371	(2)	$509,371	(2)
Unvested Restricted Stock from April 14, 2008 Award	2,135,100	(4)	–		2,287,611	(5)	$2,287,611	(5)	–		2,135,100	(4)	2,135,100	(4)
Unvested Stock Options	–		373,422	(6)	–		–		–		373,422	(6)	373,422	(6)
Long-Term Cash – 2011-2013 Performance Period	–		225,000		–		–		–		150,000		–
Performance Units	–		1,531,620	(7)	–	(8)	–	(8)	–		–		–
Total	$3,214,543		$2,639,413		$2,885,975		$2,287,611		$481,079		$3,167,893		$3,017,893

(1)	The number of shares of unvested restricted stock immediately vesting upon termination without cause or retirement is 21,680.

(2)	The number of shares of unvested restricted stock immediately vesting upon a change in control, death or disability is 22,955.

(3)	All unvested restricted stock immediately vests upon a change in control, as set forth in the Change in Control Only column.

(4)	The number of shares of unvested restricted stock immediately vesting upon termination without cause, death or disability is 96,219.

(5)	The number of shares of unvested restricted stock immediately vesting upon a change in control, followed by a termination without cause or termination by employee for good reason is 103,092.

(6)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control, death or disability is 161,980.

(7)	The number of unvested performance units immediately vesting upon a change in control is 69,023.

(8)	All unvested performance units immediately vest upon a change in control, as set forth in the Change in Control Only column.

David A. Martin – Senior Vice President and Chief Financial Officer

Type of Payment	Involuntary Termination without Cause		Change in Control Only		Change in Control Followed by Involuntary Termination without Cause		Change in Control Followed by Voluntary Termination for Good Reason		Retirement		Death		Disability
Severance Compensation	$262,056		–		$262,056		–		–		–		–
Medical and Dental Benefits	10,858		–		10,858		–		–		–		–
Outplacement Services	10,000		–		10,000		–		–		–		–
Unvested Restricted Stock	208,453	(1)	$220,724	(2)	–	(3)	–	(3)	$208,453	(1)	$220,724	(2)	$220,724	(2)
Unvested Stock Options	–		161,825	(4)	–		–		–		161,825	(4)	161,825	(4)
Long-Term Cash – 2011-2013 Performance Period	–		97,500		–		–		–		65,000		–
Performance Units	–		643,288	(5)	–	(6)	–	(6)	–		–		–
Total	$491,367		$1,123,337		$282,914		–		$208,453		$447,549		$382,549

(1)	The number of shares of unvested restricted stock immediately vesting upon termination without cause or retirement is 9,394.

(2)	The number of shares of unvested restricted stock immediately vesting upon a change in control, death or disability is 9,947.

(3)	All unvested restricted stock immediately vests upon a change in control, as set forth in the Change in Control Only column.

(4)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control, death or disability is 68,748.

(5)	The number of unvested performance units immediately vesting upon a change in control is 28,990.

(6)	All unvested performance units immediately vest upon a change in control, as set forth in the Change in Control Only column.

Brian J. Clarke – Senior Vice President – Business Integration

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Change in Control Followed by Involuntary Termination without Cause		Change in Control Followed by Voluntary Termination for Good Reason		Retirement	Death		Disability
Severance Compensation	$351,900	–		$351,900		$351,900		–	–		–
Medical and Dental Benefits	11,688	–		11,688		11,688		–	–		–
Unvested Restricted Stock	–	–		–		–		–	–		–
Unvested Stock Options	–	$161,825	(1)	–		–		–	$161,825	(1)	$161,825	(1)
Long-Term Cash – 2011-2013 Performance Period	–	97,500		–		–		–	65,000		–
Performance Units	–	563,626	(2)	–	(3)	–	(3)	–	–		–
Total	$363,588	$822,951		$363,588		$363,588		–	$226,825		$161,825

(1)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control, death or disability is 56,700.

(2)	The number of unvested performance units immediately vesting upon a change in control is 25,400.

(3)	All unvested performance units immediately vest upon a change in control, as set forth in the Change in Control Only column.

David F. Morris – Senior Vice President, Chief Administrative Officer and General Counsel

Type of Payment	Involuntary Termination without Cause		Change in Control Only		Change in Control Followed by Involuntary Termination without Cause		Change in Control Followed by Voluntary Termination for Good Reason		Retirement		Death		Disability
Severance Compensation	$177,675		–		$177,675		–		–		–		–
Medical and Dental Benefits	3,449		–		3,449		–		–		–		–
Outplacement Services	10,000		–		10,000		–		–		–		–
Unvested Restricted Stock	208,453	(1)	$220,724	(2)	–	(3)	–	(3)	$208,453	(1)	$220,724	(2)	$220,724	(2)
Unvested Stock Options	–		161,825	(4)	–		–		–		161,825	(4)	161,825	(4)
Long-Term Cash – 2011-2013 Performance Period	–		97,500		–		–		–		65,000		–
Performance Units	–		643,288	(5)	–	(6)	–	(6)	–		–		–
Total	$399,577		$1,123,337		$191,124		–		$208,453		$447,549		$382,549

(1)	The number of shares of unvested restricted stock immediately vesting upon termination without cause or retirement is 9,394.

(2)	The number of shares of unvested restricted stock immediately vesting upon a change in control, death or disability is 9,947.

(3)	All unvested restricted stock immediately vests upon a change in control, as set forth in the Change in Control Only column.

(4)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control, death or disability is 68,747.

(5)	The number of unvested performance units immediately vesting upon a change in control is 28,990.

(6)	All unvested performance units immediately vest upon a change in control, as set forth in the Change in Control Only column.

Laura M. Villa – Vice President, Human Resources

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Change in Control Followed by Involuntary Termination without Cause		Change in Control Followed by Voluntary Termination for Good Reason		Retirement	Death		Disability
Severance Compensation	$48,462	–		$48,462		–		–	–		–
Medical and Dental Benefits	1,883	–		1,883		–		–	–		–
Outplacement Services	10,000	–		10,000		–		–	–		–
Unvested Restricted Stock	–	–		–		–		–	–		–
Unvested Stock Options	–	$37,344	(1)	–		–		–	$37,344	(1)	$37,344	(1)
Long-Term Cash – 2011-2013 Performance Period(2)	–	–		–		–		–	–		–
Performance Units	–	91,889	(3)	–	(4)	–	(4)	–	–		–
Total	$60,345	$129,233		$60,345		–		–	$37,344		$37,344

(1)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control, death or disability is 9,153.

(2)	Ms. Villa is not a participant under the 2011-2013 Long-Term Cash Award.

(3)	The number of unvested performance units immediately vesting upon a change in control is 4,141.

(4)	All unvested performance units immediately vest upon a change in control, as set forth in the Change in Control Only column.

Information Concerning Certain Stockholders

The table below sets forth certain information as of March 18, 2013 with respect to the number of shares of our common stock owned by:

•	each of our Named Executive Officers,
•	each of our directors,
•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, and
•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock (%)

Invesco Ltd. 1555 Peachtree Street NE Atlanta, Georgia 30309	3,331,773	(3)	8.50
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	3,149,990	(4)	8.04
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,131,006	(5)	7.99
Guggenheim Capital, LLC 227 West Monroe Street Chicago, Illinois 60606	2,418,904	(6)	6.17
Barrow, Hanley, Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor Dallas, Texas 75201-2761	2,368,907	(7)	6.05
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,328,840	(8)	5.94
J. Joseph Burgess	699,654	(9)	1.79
Brian J. Clarke	68,760	(10)	—	(11)
Stephen P. Cortinovis	65,255	(12)	—	(11)
Stephanie A. Cuskley	31,489	(13)	—	(11)
John P. Dubinsky	42,407	(14)	—	(11)
Charles R. Gordon	17,156	(15)	—	(11)
Juanita H. Hinshaw	39,255	(16)	—	(11)
David A. Martin	290,746	(17)	—	(11)
David F. Morris	300,122	(18)	—	(11)
M. Richard Smith	18,925	(19)	—	(11)
Laura M. Villa	12,537	(20)	—	(11)
Alfred L. Woods	103,906	(21)	—	(11)
Phillip D. Wright	20,418	(22)	—	(11)
Directors and executive officers as a group (14 persons)	1,726,939	(23)	4.41

(1)	The address for each of our directors and executive officers is 17988 Edison Avenue, Chesterfield, Missouri 63005.

(2)
Except as otherwise indicated, as of March 18, 2013, all shares are owned with sole voting and investment power.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  For the listed officers and directors, the number of shares beneficially owned includes shares of common stock that the individual had the right to acquire within 60 days after March 18, 2013, including through the exercise of stock options.  References to stock options in the footnotes to this table include only those options that are or will become exercisable within 60 days after March 18, 2013.  Since deferred stock units are fully vested at award, all deferred stock unit grants to directors are included.  Also included are shares of restricted stock, over which the individual has voting power, but no investment power.

(3)
The information provided herein is based on Amendment 2 to Schedule 13G filed by Invesco Ltd. with the Securities and Exchange Commission on January 31, 2013.  The information in Amendment 2 to Schedule 13G indicates that, at December 31, 2012, Invesco Ltd., either directly or through certain of its subsidiaries, possessed sole power to vote 3,327,083 shares and the sole power to direct disposition of 3,331,773 shares.

(4)
The information provided herein is based on Amendment 1 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 6, 2013.  The information in Amendment 1 to Schedule 13G indicates that, at December 31, 2012, T. Rowe Price Associates, Inc. had sole voting power with respect to 928,540 shares of our common stock and sole dispositive power with respect to 3,149,990 shares of our common stock.  These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of these securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of these securities.

(5)
The information provided herein is based on Amendment No. 3 to Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on February 7, 2013.  The information in Amendment No. 3 to Schedule 13G indicates that, at December 31, 2012, BlackRock, Inc. possessed the sole power to vote and sole power to direct the disposition of 3,131,006 shares.

(6)
The information provided herein is based on Amendment 1 to Schedule 13G filed by Guggenheim Capital, LLC and certain of its subsidiaries with the Securities and Exchange Commission on February 14, 2013.  The information in Amendment 1 to Schedule 13G indicates that, at December 31, 2012, Guggenheim Capital, LLC or its subsidiaries possessed the sole power to vote and the sole power to direct the disposition of, 2,418,904 shares. (7)

(7)
The information provided herein is based on a Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, LLC with the Securities and Exchange Commission on February 11, 2013. The information in the Schedule 13G indicates that, at December 31, 2012, Barrow, Hanley, Mewhinney & Strauss, LLC possessed the sole power to vote 1,209,207  shares, shared power to vote 1,159,700 shares and the sole power to direct the disposition of 2,368,907 shares.

(8)
The information provided herein is based on Amendment 2 to Schedule 13G filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on February 22, 2013.  The information in Amendment 2 to Schedule 13G indicates that, at December 31, 2012, The Vanguard Group, Inc. possessed the sole power to vote 59,213 shares, the shared power to direct the disposition of 56,613 shares and the sole power to direct the disposition of 2,272,227 shares.  The aggregate amount of shares beneficially owned by The Vanguard Group, Inc. is 2,328,840 shares.

(9)
Represents 99,286 shares of common stock (900 of which are held through the Company’s Employee Stock Purchase Plan), options to purchase 400,492 shares of stock and 199,876 shares of restricted stock.  52,874 shares of common stock are pledged as collateral for certain personal loans with a third party.

(10)	Represents options to purchase 30,258 shares of stock and 38,502 shares of restricted stock.

(11)	Less than one percent.

(12)
Represents 38,037 shares of common stock (of which 26,729 shares are held in a trust in the name of Mr. Cortinovis’ spouse pursuant to which Mr. Cortinovis is the primary beneficiary) and 27,218 deferred stock units.

(13)	Represents 4,159 shares of common stock and 27,330 deferred stock units.

(14)	Represents 20,552 shares of common stock and 21,855 deferred stock units.

(15)	Represents 6,919 shares of common stock and 10,237 deferred stock units.

(16)	Represents 12,169 shares of common stock and 27,086 deferred stock units.

(17)	Represents 40,547 shares of common stock (all of which are held jointly with Mr. Martin’s spouse), options to purchase 212,793 shares of stock and 37,406 shares of restricted stock.

(18)
Represents 76,506 shares of common stock, options to purchase 184,840 shares of stock and 38,776 shares of restricted stock.  76,151 shares of common stock are pledged as collateral for certain personal loans with a third party.

(19)
Represents 7,312 shares of common stock (of which 4,000 shares are held by a family trust for the benefit of Mr. Smith and his spouse for which he and his spouse serve as trustees) and 11,613 deferred stock units.

(20)	Represents 723 shares of common stock held through the Company’s Employee Stock Purchase Plan, options to purchase 3,051 shares of stock and 8,763 shares of restricted stock.

(21)	Represents 62,318 shares of common stock and 41,588 deferred stock units.

(22)	Represents 10,000 shares of common stock (all of which held in Mr. Wright’s Individual Retirement Account) and 10,418 deferred stock units.

(23)	Includes 382,006 shares of common stock, options to purchase 840,133 shares of stock, 327,455 shares of restricted stock and 177,345 deferred stock units.

Related-Party Transactions

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving all transactions of our Company in which a related person has a direct or indirect material interest and the amount involved exceeds $120,000.  It is our policy that executive management notify our Audit Committee of any transaction that may be deemed a related-party transaction.  Upon such a notification, the Audit Committee will meet to review the terms of such a transaction and make any necessary determinations.

We maintain various written policies and procedures relating to the review, approval or ratification of transactions in which we, or any of our directors, officers or employees, may have a direct or indirect material interest.  Our Code of Conduct, which may be found on our website at www.aegion.com under “Investors — Corporate Governance,” prohibits our directors, officers and employees from engaging in specified activities that may constitute a conflict of interest with the Company without prior approval of management or our Board or Audit Committee, as appropriate.  Activities that may constitute a conflict of interest with our Company and require prior approval include: (a) investing in or being an officer or employee of one of our customers, suppliers, subcontractors or competitors; (b) having a business interest in a company competing with or doing business with our Company; (c) receiving any benefit, either direct or indirect, from the investment in or association with a company that our Company may have otherwise received; and (d) engaging in a transaction with our Company personally or through an affiliate.

Additionally, we require each of our directors and officers to complete a comprehensive questionnaire each year that, among other things, identifies any transactions or potential transactions with us in which the director or officer, or a family member or associated entity, has any interest, financial or otherwise.  Our directors and officers are also required to update their information if there are changes throughout the year.

We believe that these policies and procedures ensure that all related-party transactions are appropriately reviewed and, if required, disclosed pursuant to the rules of the Securities and Exchange Commission.

For 2012, we had no related-party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Securities Exchange Act of 1934 and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our directors and officers under Section 16(a) with respect to 2012 were satisfied, and all such reports were timely filed.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 with respect to the shares of common stock that may be issued under our existing equity compensation plans:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,875,707	$19.33	1,127,495
Equity compensation plans not approved by security holders (2)	221,489	14.55	—
Total	2,097,196	$18.82	1,127,495

(1)
The number of securities to be issued upon exercise of granted/awarded options, warrants and rights includes 1,098,412 stock options, 595,777 stock awards and 181,518 deferred and restricted stock units outstanding at December 31, 2012.

(2)
On April 14, 2008, we granted J. Joseph Burgess 118,397 non-qualified stock options, a performance-based award of 52,784 shares of restricted stock and a one-time award of 103,092 shares of restricted stock in connection with his appointment as our President and Chief Executive Officer. These awards were issued as “inducement grants” under the rules of the Nasdaq Global Select Market and, as such, were not issued pursuant to our 2006 Employee Equity Incentive Plan.  At December 31, 2012, 118,397 stock options and 103,092 shares of restricted stock were outstanding pursuant to these awards.

Proposal 2:  Advisory Vote on Executive Compensation

We are seeking an advisory vote from our stockholders to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including in the Compensation and Discussion Analysis section (“CD&A”), compensation tables and accompanying narrative disclosures).  Item 402 of Regulation S-K of the Securities Exchange Commission sets forth what companies must include in their CD&A and compensation tables.  As required by Section 14A of the Securities Exchange Act of 1934, this is an advisory vote, which means that our Board will consider our stockholders’ vote on this proposal when making future compensation decisions for our Named Executive Officers.  We plan to hold this vote annually.

As discussed in the CD&A, our Compensation Committee, with assistance from its independent compensation consultant, has structured our compensation program to emphasize pay for performance.  The compensation opportunities provided to our Named Executive Officers, as well as our other executives, are highly dependent on our and each individual’s performance, which in turn drives the enhancement of stockholder value.  Our Compensation Committee will continue to emphasize responsible compensation arrangements designed to attract, motivate, reward and retain executive talent required to achieve our corporate objectives and to align with the interests of our long-term stockholders.

You have the opportunity to vote for or against or to abstain from voting on the following advisory resolution relating to executive compensation:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion set forth in this Proxy Statement, is hereby approved.”

In deciding how to vote on this proposal, you are encouraged to consider the description of the Compensation Committee’s executive compensation philosophy and its decisions in the CD&A, especially the following:

Pay for Performance.  The foundation of all decisions regarding executive compensation is a strong pay for performance philosophy.  We mix our compensation elements to create a strong correlation between corporate performance and the pay of our executive officers, aligning the interests of our executives with our stockholders.  Specifically, in 2012, this philosophy was demonstrated by the fact that:

•	With the exception of Mr. Clarke, who received a 2% salary increase, our Named Executive Officers did not receive salary increases for 2012 due to disappointing financial results in 2011.

•	81.5% of total target compensation of our CEO is performance-based and 63% is long-term and equity-based.

•	73.4% of total compensation of our named executive officers other than our CEO is performance-based and 57.8% is long-term and equity-based.

•	The largest single element of pay is delivered through long-term equity awards, 100% of which is based on a multi-year vesting schedule.

Favorable Pay Practices.  In support of our pay for performance philosophy, our executive compensation program is based on favorable pay practices, including the following:

•
Our Compensation Committee is advised by an independent compensation consultant that keeps the Compensation Committee apprised of developments and best practices.  The independent compensation consultant does not perform any services for management.

•
Our executive compensation program does not permit or include problematic pay practices such as the repricing of “underwater” stock options without stockholder approval or excessive perquisites or tax gross-up payments (including in the event of change in control).

•
We made certain changes to our equity program to further link pay to performance, through the incorporation of performance units into our equity program and by revising our annual incentive program so that funding is tied 100% to corporate net income.

•
Beginning in 2013, we have included double triggers in all of our long-term incentive award agreements so that accelerated vesting of such awards occurs only upon a change in control coupled with a subsequent termination of employment without “cause” or for “good reason”.

We believe our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and attracts, motivates, rewards and retains individuals who can achieve superior financial results.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices as described in this Proxy Statement.

Although the vote is advisory only, our Board of Directors and Compensation Committee will review the voting results in connection with their ongoing evaluation of our Company’s compensation program.  Our Board will consider the vote of a majority of the shares of our common stock cast on this proposal at our 2013 Annual Meeting of Stockholders as the advice of our stockholders on this matter.  The next advisory vote on executive compensation will occur at the 2014 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the resolution as set forth above.

Proposal 3: Approval of Aegion Corporation 2013 Employee Equity Incentive Plan

Our Board of Directors has adopted, subject to stockholder approval, the Aegion Corporation 2013 Employee Equity Incentive Plan (the “2013 Plan”).  If the 2013 Plan is approved by stockholders, our Board of Directors intends to terminate the Aegion Corporation 2009 Employee Equity Incentive Plan (the “2009 Plan”), which would otherwise expire in 2019, and cancel the authority to grant new awards under the 2009 Plan.  There are currently approximately 195,000 shares that are authorized for issuance, and not otherwise subject to an outstanding award, under the 2009 Plan.  These shares will no longer be available for future awards under the 2009 Plan upon the approval of the 2013 Plan, but will be added to the total number of shares authorized for issuance under the 2013 Plan.  The cancellation of the 2009 Plan will not terminate or otherwise affect the outstanding awards under the 2009 Plan.

The 2013 Plan provides for the granting of stock options, restricted stock, performance units and other stock-based awards to our key employees.  Our Board of Directors believes that it is in our best interest to have sufficient shares available under the plan for awards to key employees, whose talents and special efforts are essential to our continued progress.  In addition, our Board of Directors believes that the plan advances the interests of our Company and stockholders by encouraging key employees to acquire an ownership interest in our Company, thus aligning their interests in our financial performance more directly to those of our stockholders and providing them an incentive to remain employees over the long term.

The maximum number of shares of our common stock which is being authorized for issuance under the 2013 Plan is 2,895,000 shares (comprised of the 195,000 shares remaining in the 2009 Plan plus 2,700,000 new shares), subject to adjustment in the event of any subsequent change in the number of issued shares of our common stock without the payment of new consideration, such as in a stock dividend, stock split or similar issuance.

The complete text of the 2013 Plan is attached as Appendix A.  The following summary of the plan is subject to the provisions contained in the complete text of the plan.

Description of the 2013 Plan

Administration.  The 2013 Plan will be administered by the Compensation Committee of our Board of Directors (the “Administrator”).  The Administrator will have exclusive authority to interpret and administer the plan, to establish appropriate rules relating to the plan, to delegate some or all of its authority under the plan and to take all such steps and make all such determinations in connection with the plan and the benefits granted pursuant to the plan as it may deem necessary or advisable.

Eligibility. Officers and key employees of our Company and subsidiaries will be eligible to participate.  The Administrator has the sole discretion to designate which employees among the eligible participants will receive awards under the plan.

Shares Subject to the Plan. An aggregate of 2,895,000 shares of our common stock are being authorized for issuance under the 2013 Plan (comprised of the 195,000 shares remaining in the 2009 Plan plus 2,700,000 new shares), subject to adjustment in the event of any subsequent change in the number of issued shares of our common stock without the payment of new consideration, such as in a stock dividend, stock split or similar issuance.  Only shares underlying awards that expire, are cancelled or are forfeited will be added back into the share pool for future awards under the plan.  Shares subject to awards under the plan that are withheld, or otherwise remitted, in payment of the purchase price of an option or stock appreciation right or in satisfaction of a tax withholding obligation with respect to an award shall not be added back into the share pool for future awards under the plan.

Shares underlying awards where the benefit is not limited to the increase of value of the shares subject to the award over the fair value of the shares at the grant date of the award (such as options and stock appreciation rights) will count against the number of shares available for issuance under the plan at the rate of 1.64 shares for each share subject to these type of awards.

Types of Awards; Annual Limits on Awards.  Stock appreciation rights, restricted stock, performance awards (both cash awards and equity awards), stock options and stock units may be granted. The maximum number of shares subject to all awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), granted during any calendar year to any one participant (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed 500,000.  This 500,000 share maximum also applies to options and SARs.  The maximum amount payable as a cash award for any performance period to a participant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be $10,000,000 per calendar year.  In the case of an award with a multi-year performance period, the 500,000 share and $10,000,000 limit shall apply to each calendar year (or portion thereof) in the performance period.

Stock Appreciation Rights.  Stock appreciation rights entitle the holder to receive a payment equal to the difference between the fair market value of our common stock at the time of exercise of the stock appreciation right and the base price of the stock appreciation right established by the Administrator at the time of grant.  The base price established by the Administrator may not be less than the fair market value of a share of our common stock on the grant date of the award.  At the time of grant, the Administrator may establish a maximum amount per share which will be payable upon exercise of a stock appreciation right, and may determine whether a stock appreciation right may be exercised (a) in lieu of the exercise of an option; (b) in conjunction with the exercise of a stock option; (c) upon lapse of a stock option; and/or (d) independent of the exercise of a stock option.  In the Administrator’s discretion, the value of a stock appreciation right may be paid in cash or common stock, or a combination thereof.  The Administrator will establish the term of any stock appreciation rights provided that stock appreciation rights may not be exercised more than ten years from the date of grant.  The holder has no right to receive dividends or dividend equivalents on, or to vote shares subject to, stock appreciation rights until the shares are actually issued and received.

Restricted Stock.  Restricted stock are shares of our common stock that are subject to therestrictions or conditions specified by the Administrator at the time of grant.  The Administrator may issue shares of restricted stock either as a stock bonus or at a purchase price below the fair market value of our stock on the date of award.  During the period that the stock is restricted, holders will be entitled to receive all dividends and other distributions made in respect of the restricted stock and to vote the restricted stock without limitation.

Performance Awards.  In the discretion of the Administrator, performance awards entitle the holder to receive shares of our common stock or cash, or both, upon the achievement of certain pre-established performance criteria (subject to the inclusion or exclusion of certain extraordinary events in determining if such performance criteria is achieved) during a performance period that may not exceed five years.  The holder has no right to receive dividends or dividend equivalents on or to vote shares subject to performance awards until the shares are actually earned and issued.

Stock Options.  Stock options entitle the holder to purchase common stock at a purchase price established by the Administrator on the date of grant.  The purchase price of any stock option may not be less than the fair market value of our common stock on the date of grant.  The Administrator will determine the terms and conditions of such stock options, including whether the options will be incentive stock options under Section 422 of the federal tax code or nonqualified stock options, and the times at which such stock options will be exercisable.  No incentive stock option that first become exercisable in a particular calendar year may be granted to an individual if the aggregate fair market value of common stock underlying all incentive stock options held by the individual that are exercisable for the first time in that calendar year exceeds $100,000.  The holder has no right to receive dividends or dividend equivalents on, or to vote shares subject to, stock options until the shares are actually issued and received.

Stock Units.  Stock units represent the right to receive shares of our common stock at a time or upon terms designated in the award agreement.  The holder has no right to receive dividends or dividend equivalents on or to vote shares subject to stock units until the shares are actually issued and received.

Effective Date and Duration. The 2013 Plan will be effective upon approval of our stockholders at the 2013 Annual Meeting of Stockholders for a period of ten years from the effective date, unless our Board terminates the 2013 Plan earlier.

Amendment or Modification of 2013 Plan; No Unilateral Action on Outstanding Awards.  Our Board of Directors may amend or modify the 2013 Plan at any time except an amendment or modification (a) increasing the number of shares of common stock that may be issued under the plan; (b) increasing the amount or type of benefits that may be granted under the plan; or (c) modifying the eligibility requirements for benefits under the plan, each of which requires the prior approval of our stockholders.  The Administrator may not reduce the amount, or change the terms and conditions, of any outstanding award without the holder’s prior consent.

Prohibition on Repricing of Awards.  Without the prior approval of our stockholders, the Administrator may not effect a repricing of any stock options or other benefits granted under the 2013 Plan.  A repricing will be deemed to mean any of the following or any action that has a similar effect: (a) the lowering of the purchase price of an option or other award after it is granted; (b) the canceling of an option or other award in exchange for another option or award at the time that the purchase price of the cancelled option or award exceeds the fair market value of the underlying stock, unless the cancellation or exchange occurs in the context of a merger, acquisition or other similar transaction; (c) the purchase of an option or other award for cash or other consideration at a time when the purchase price of the purchased option or award exceeds the fair market value of the underlying stock, unless the purchase or exchange occurs in the context of a merger, acquisition or other similar transaction; or (d) an action that is treated as a repricing under United States generally accepted accounting principles.

Federal Tax Consequences

Generally.  A participating employee will not realize income on the grant of stock options or stock appreciation rights or the award of restricted stock or stock units, and we will not be entitled to a deduction at such time.

Incentive Stock Options.  If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the stock option, no ordinary income will be realized by the holder at the time of exercise, and we will not be entitled to a deduction by reason of the exercise. The holder will realize capital gain or loss upon the sale of the acquired shares equal to the difference between the sale price and the purchase price for the shares.  If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the stock option or within one year from the date of exercise of the stock option, the holder will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of: (a) the amount realized on the disposition; or (b) the fair market value of the shares on the date of exercise, over the holder’s basis in the shares.  We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.  In addition, the holder will realize capital gain or loss on any excess of the sale price over the fair market value on the exercise date.

Nonqualified Stock Options; Stock Appreciation Rights.  Upon the exercise of a nonqualified stock option or the surrender of a stock appreciation right, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise.  We generally will be entitled to a deduction equal to such excess amount in the year of exercise, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

Restricted Stock; Section 83(b) Election.  Subject to a voluntary election by the holder under Section 83(b) of the federal tax code, a holder of restricted shares of common stock will realize income as a result of the award of such shares at the time the restrictions expire on such shares.  An election pursuant to Section 83(b) of the federal tax code would cause the holder to realize income in the year in which such award was granted.  The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares.  We generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

Performance Awards.  A holder will realize income as a result of a performance award at the time the award is paid or made available. The amount of income realized by the holder will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

Stock Units.  A holder will realize income as a result of an award of stock units at the time shares of common stock are issued in an amount equal to the fair market value of such shares at that time.  We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

Section 409A Compliance.  The tax consequences to the holder of an award described above assume that, to the extent any award under the plan is subject to the requirements of Section 409A of the federal tax code, such award will comply with that section.  In the event any such award that is subject to Section 409A was determined not to be in compliance with the section, the holder could be subject to earlier taxation, a penalty tax of 20% of the amount includible in gross income, and interest on federal income taxes that would have been payable if the amount were taxable when first vested.

New Plan Benefits

Currently, approximately 133 employees will be eligible to participate in the 2013 Plan.  The Administrator will determine annually the award recipients and the actual awards granted under the plan. As these awards are discretionary, the amount of awards to be granted under the plan is not determinable as of the date of this Proxy Statement.

The fair market value per share of our common stock for all purposes under the plan will be the closing price per share on The Nasdaq Stock Market on the determination date.  On March 18, 2013, the fair market value per share of our common stock was $25.44.

Required Vote for Approval

Approval of the 2013 Plan will require the affirmative vote of a majority of the shares of our common stock cast on this proposal at the 2013 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the approval of the
Aegion Corporation 2013 Employee Equity Incentive Plan

Proposal 4: Ratification of the Appointment of Independent Auditors

Our Board of Directors, upon the recommendation of the Audit Committee of the Board, has appointed PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2013.  A resolution will be presented at the meeting to ratify the appointment of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP served as our independent auditors for the year ended December 31, 2012.  Representatives of PricewaterhouseCoopers LLP are expected to be present at our 2013 Annual Meeting of Stockholders to respond to appropriate questions from our stockholders and to make statements if they so desire.

Independent Auditors’ Fees

Consistent with its charter adopted by our Board of Directors, the Audit Committee pre-approves all auditing services and all non-audit services (to the extent such non-audit services are permissible) to be provided by our independent auditors.  Proposed audit and non-audit services are presented to our Audit Committee periodically for pre-approval, based on a budget that includes a description of, and a budgeted amount for, particular categories of audit services, non-audit services, tax services and other services.  Our Audit Committee’s approval is required to exceed the budgeted amount.  In addition, as permitted by law, the Chair of our Audit Committee may pre-approve services or changes to estimated, approved fees.  If our Audit Committee Chair pre-approves services on behalf of the Audit Committee, the services are presented to our Audit Committee for ratification at its next regularly scheduled meeting.

In our two most recent fiscal years, we paid the following amounts to our independent auditors, all of which were approved by our Audit Committee:

	2012	2011
Audit Fees	$2,099,735	$2,125,103
Audit-Related Fees	90,000	874,500
Tax Fees	223,200	110,800
All Other Fees	—	—
Total	$2,412,935	$3,110,403

Audit Fees.  In 2012, we paid an aggregate of $2,099,735 to PricewaterhouseCoopers LLP for (i) the 2012 fiscal year audit, (ii) the review of the financial statements included in our 2012 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits, and (iv) audit efforts relating to internal controls over financial reporting.  In 2011, we paid an aggregate of $2,125,103 to PricewaterhouseCoopers LLP for (i) the 2011 fiscal year audit, (ii) the review of the financial statements included in our 2011 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits, (iv) audit efforts relating to internal controls over financial reporting, (v) audit work related to acquisitions and various joint venture arrangements, and (vi) services related to certain SEC filings.

Audit-Related Fees.  In 2012, we paid PricewaterhouseCoopers LLP $90,000 for audit-related services for due diligence services.  In 2011, we paid PricewaterhouseCoopers LLP $874,500 for audit-related services for due diligence services.

Tax Fees.  In 2012, we paid an aggregate of $223,200 for tax, tax compliance and tax preparation services.  In 2011, we paid an aggregate of $110,800 to PricewaterhouseCoopers LLP for tax, tax preparation and consulting services.

All Other Fees.  In 2012 and 2011, PricewaterhouseCoopers LLP did not perform any services for us other than those described above.

We intend to use our independent auditors to provide only audit, audit-related and tax services in the future.

Vote Required for Ratification of the Appointment of Independent Auditors

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2013 will require the affirmative vote of a majority of the shares of our common stock cast on this proposal at the 2013 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2013.

Other Matters

Our Board does not know of any other matters that may be brought before the 2013 Annual Meeting of Stockholders.  However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy card to vote the shares represented thereby in accordance with their judgment on such matters.

Householding of Materials

In some instances, only one copy of this Proxy Statement or our 2012 Annual Report is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies.  We will deliver promptly upon oral or written request a separate copy of this Proxy Statement or 2012 Annual Report, as applicable, to any stockholder at your address.  If you wish to receive a separate copy of this Proxy Statement or 2012 Annual Report, you may call us at (636) 530-8000 or send a written request to Aegion Corporation, 17988 Edison Avenue, Chesterfield, Missouri 63005, Attention: Secretary.  Alternatively, stockholders sharing an address who now receive multiple copies of this Proxy Statement or Annual Report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

Stockholder Proposals

Our By-Laws provide that, in order for a stockholder to nominate a candidate for director or to bring other business before a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary at our principal executive office.

For the nomination of candidates for election as directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered: (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2014 Annual Meeting of Stockholders would be February 13, 2014 and January 14, 2014, respectively); and (b) with respect to an election to be held at a special meeting of stockholders (i) not earlier than the 120th day prior to such special meeting and (ii) not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

In the event that the number of directors to be elected to our Board at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by us at least 60 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the 10th day following the day on which such public announcement of the date of such meeting is first made.

For business other than nominations of candidates for and the election of directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered to or mailed to and received by our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2014 Annual Meeting of Stockholders would be February 13, 2014 and January 14, 2014, respectively).

However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for a notice by the stockholder for these purposes to be timely, it must be so delivered: (a) not earlier than the 120th day prior to such annual meeting; and (b) not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in our By-Laws) of the date of such meeting is first made.

Any written notice of a stockholder proposal, including a proposal for the nomination of candidates for election as director, must include the information and representations required by our By-Laws and, in the case of a notice of nomination of directors, all information relating to each person whom the stockholder proposes to nominate for election or reelection as a director, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected).

The chairman of any meeting of stockholders for the election of directors or other business and the Board may refuse to acknowledge the nomination of any person or permit any business to be brought without compliance with the procedures set forth in our By-Laws or if the stockholder solicits proxies in support of such stockholder’s nominee(s) or proposal for other business without such stockholder having made the representations required by our By-Laws.  If a stockholder does not appear or send a qualified representative (as defined in our By-Laws) to present the nomination or proposal at such meeting, we are not required to present such nomination or proposal for a vote at such meeting, notwithstanding that proxies in respect of such nomination or proposal may have been received by us.  The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in our Proxy Statement.

Under the proxy rules of the Securities and Exchange Commission, a stockholder wishing to include a stockholder proposal in our Proxy Statement must submit the proposal to us not later than 120 calendar days before the first release date of the prior year’s annual meeting Proxy Statement.  For the 2014 Annual Meeting of Stockholders, this date would be December 5, 2013. This rule is independent of the procedures mandated in our By-Laws with respect to the ability of a stockholder to present stockholder proposals at an annual meeting as stated above.

Stockholder Communications With Directors

Our Board has an informal process in place for our stockholders to communicate with directors.  Any stockholder wishing to contact our Board or one of our directors can write to:

Board of Directors
c/o Aegion Corporation
17988 Edison Avenue
Chesterfield, Missouri 63005

All correspondence received by us and addressed as indicated above will be reviewed by appropriate Aegion personnel and promptly forwarded to our Chairman of the Board and/or to the appropriate director.  Communications that relate to our accounting, internal accounting controls or auditing matters will also be referred to the Chair of our Board’s Audit Committee.

Although our Board does not have an express policy regarding director attendance at our annual meetings of stockholders, we anticipate that all directors will attend this year’s 2013 Annual Meeting of Stockholders.  All directors attended our 2012 Annual Meeting of Stockholders.

David F. Morris
Secretary

Chesterfield, Missouri
April 4, 2013

APPENDIX A

Aegion Corporation
2013 Employee Equity Incentive Plan

1.
Purpose and Nature of Plan.  The purpose of this 2013 Employee Equity Incentive Plan (this “Plan”) of Aegion Corporation (the “Company”) is to encourage key employees of the Company and such subsidiaries of the Company as the Compensation Committee may designate, to acquire shares of Class A $0.01 par value common stock of the Company (“Common Stock”) or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for employees to contribute to the success of the Company and align the interests of key employees with the interests of the stockholders of the Company.

2.
Administration. This Plan shall be administered by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company, which shall have full and final authority, in its discretion, in each case subject to and consistent with the provisions of this Plan.

The authority to select persons eligible to participate in this Plan, to grant benefits in accordance with this Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Compensation Committee in its sole discretion.

Subject to the provisions of this Plan, the Compensation Committee shall have exclusive authority to interpret and administer this Plan, to establish appropriate rules relating to this Plan, to delegate some or all of its authority under this Plan and to take all such steps and make all such determinations in connection with this Plan and the benefits granted pursuant to this Plan as it may deem necessary or advisable. The validity, construction, and effect of this Plan shall be determined in accordance with the laws of the State of Missouri.

3.
Shares Reserved Under this Plan.  Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) the total number of shares of Common Stock reserved and available for issuance in connection with awards under this Plan (the “Plan Maximum”) shall be Two Million Eight Hundred Ninety-Five Thousand (2,895,000) shares of Common Stock, which shall consist of:

(a)	One Hundred Ninety-Five Thousand (195,000) shares of Common Stock available as of the Effective Date under the Insituform Technologies, Inc. 2009 Employee Equity Incentive Plan (“Prior Plan”); and

(b)	Two Million Seven Hundred Thousand (2,700,000) additional shares of Common Stock, subject to approval by the holders of a majority of the outstanding voting stock of the Company;

provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed Two Million Seven Hundred Thousand (2,700,000) (as adjusted in accordance with Section 12).  The shares of Common Stock issued under this Plan may be made available from authorized but unissued shares or shares re-acquired by the Company, including shares purchased in the open market or in private transactions.

After adoption of this Plan by the stockholders of the Company, all shares of Common Stock otherwise available for awards under the Prior Plan (but not subject to outstanding awards thereunder) at such time shall be unavailable for issuance under the Prior Plan but rather shall be issued under this Plan in accordance with the provisions hereof.

Stock underlying outstanding options, stock appreciation rights, stock units or performance awards will reduce the Plan Maximum while such options, stock appreciation rights, stock units or performance awards are outstanding.  Shares underlying expired, canceled or forfeited options, stock appreciation rights, stock units or performance awards shall be added back to the Plan Maximum.  If the exercise price of stock options is paid by delivery of shares of Common Stock, or if shares of Common Stock are withheld from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the gross number of shares subject to the exercised stock option, rather than the net number of shares issued pursuant to such exercise.  Restricted stock issued pursuant to this Plan will reduce the Plan Maximum while outstanding even while subject to restrictions.  Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Company as part of a restructuring of benefits granted pursuant to this Plan.  Shares of Common Stock reserved for issuance upon grants of stock appreciation rights (to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the stock appreciation rights), and shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations with respect to awards under this Plan shall not be added back to the Plan Maximum.  Provided further, shares of Common Stock repurchased on the open market with the proceeds of a stock option exercise shall not be added back to the Plan Maximum.

Awards other than options, stock appreciation rights and any other award where the benefit is not limited to the increase in value of the shares of Common Stock subject to the award over fair market value of such shares at the time of the award, shall be counted against the Plan Maximum in a 1.64-to-1 ratio.

Subject to Section 12, the aggregate number of shares of Common Stock subject to all awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), granted during any calendar year to any one participant (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed 500,000. This 500,000 share maximum also applies to options and SARs. The maximum amount payable as a cash award for any performance period to a participant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be $10,000,000 per calendar year. In the case of an award with a multi-year performance period, the 500,000 share and $10,000,000 limit shall apply to each calendar year (or portion thereof) in the performance period.

4.
Participants.  Participants will consist of such officers and key employees of the Company or any designated subsidiary as the Compensation Committee in its sole discretion shall determine.  Designation of a participant in any year shall not require the Compensation Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year.  The Compensation Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

5.
Types of Benefits.  The following benefits may be granted under this Plan:  (a) stock appreciation rights (“SARs”); (b) restricted stock (“Restricted Stock”); (c) performance awards (“Performance Awards”); (d) incentive stock options (“ISOs”); (e) nonqualified stock options (“NQSOs”); and (f) Stock Units, all as described below.

6.
Stock Appreciation Rights.  A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Compensation Committee, subject to such terms and conditions set forth in a SAR agreement as may be established by the Compensation Committee in its sole discretion.  The exercise price of a SAR may not be less than the fair market value of a share of Common Stock at the time of the award.  At the sole discretion of the Compensation Committee, SARs may be exercised: (a) in lieu of exercise of an option; (b) in conjunction with the exercise of an option; (c) upon lapse of an option; (d) independent of an option; or (e) each of the above in connection with a previously awarded option under this Plan.  If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder.  At the time of grant, the Compensation Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR.  At the discretion of the Compensation Committee, payment for SARs may be made in cash or shares of Common Stock, or in a combination thereof.  SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Compensation Committee.  Dividend equivalents shall not be awarded in conjunction with a SAR.

7.
Restricted Stock.  Restricted Stock is Common Stock issued or transferred under this Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Compensation Committee in its sole discretion.  In the case of any Restricted Stock:

(a)	the purchase price, if any, will be determined by the Compensation Committee;

(b)	the period of restriction shall be established by the Compensation Committee for any grants of Restricted Stock;

(c)
Restricted Stock may be subject to: (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee’s employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Compensation Committee deems appropriate;

(d)
the participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock;

(e)	the participant shall be entitled to vote the Restricted Stock during the period of restriction; and

(f)
the Compensation Committee shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

8.
Performance Awards.  Performance Awards are Common Stock, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Compensation Committee are achieved over a period of time designated by the Compensation Committee, but not in any event more than five years.  The goals established by the Compensation Committee may include any of the following:

(a)	sales, on a corporate, divisional or unit basis, including: (i) net sales; (ii) unit sales volume; and (iii) aggregate product price;

(b)	share price, including: (i) market price per share; and (ii) share price appreciation;

(c)
earnings, on a corporate, divisional or unit basis, including: (i) earnings per share, reflecting dilution of shares; (ii) gross or pre-tax profits; (iii) post-tax profits; (iv) operating profit; (v) earnings net of or including dividends; (vi) earnings net of or including the after-tax cost of capital; (vii) earnings before (or after) interest and taxes (“EBIT”); (viii) earnings per share from continuing operations, diluted or basic; (ix) earnings before (or after) interest, taxes, depreciation and amortization (“EBITDA”); (x) pre-tax operating earnings after interest and before incentives, service fees and extraordinary or special items; (xi) operating earnings; (xii) growth in earnings or growth in earnings per share; and (xiii) total earnings;

(d)
return on equity, on a corporate, divisional or unit basis, including: (i) return on equity; (ii) return on invested capital; (iii) return or net return on assets; (iv) return on net assets; (v) return on equity; (vi) return on gross sales; (vii) return on investment; (viii) return on capital; (ix) return on invested capital; (x) return on committed capital; (xi) financial return ratios; (xii) value of assets; and (xiii) change in assets;

(e)	cash flow(s), on a corporate, divisional or unit basis, including: (i) operating cash flow; (ii) net cash flow; (iii) free cash flow; and (iv) cash flow on investment;

(f)	revenue, on a corporate, divisional or unit basis, including: (i) gross or net revenue; and (ii) changes in annual revenues;

(g)	margins, on a corporate, divisional or unit basis, including: (i) adjusted pre-tax margin; and (ii) operating margins;

(h)	income, on a corporate, divisional or unit basis, including: (i) net income; and (ii) consolidated net income;

(i)	economic value added;

(j)
costs, on a corporate, divisional or unit basis, including: (i) operating or administrative expenses; (ii) operating expenses as a percentage of revenue; (iii) expense or cost levels; (iv) reduction of losses, loss ratios or expense ratios; (v) reduction in fixed costs; (vi) expense reduction levels; (vii) operating cost management; and (viii) cost of capital;

(k)
financial ratings, on a corporate, divisional or unit basis, including: (i) credit rating; (ii) capital expenditures; (iii) debt; (iv) debt reduction; (v) working capital; (vi) average invested capital; and (vii) attainment of balance sheet or income statement objectives;

(l)
market or category share, on a corporate, divisional or unit basis, including: (i) market share; (ii) volume; (iii) unit sales volume; and (iv) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

(m)
stockholder return, including: (i) total stockholder return; (ii) stockholder return based on growth measures or the attainment of a specified share price for a specified period of time; and (iii) dividends;

(n)
objective nonfinancial performance criteria on a corporate, divisional or unit basis, including: (i) attainment of strategic and business goals; (ii) regulatory compliance; (iii) productivity and productivity improvements; (iv) inventory turnover, average inventory turnover or inventory controls; (v) net asset turnover; (vi) customer satisfaction based on specified objective goals or company-sponsored customer surveys; (vii) employee satisfaction based on specified objective goals or company-sponsored employee surveys; (viii) objective employee diversity goals; (ix) employee turnover; (x) specified objective environmental goals; (xi) specified objective social goals; (xii) specified objective goals in corporate ethics and integrity; (xiii) specified objective safety goals; (xiv) specified objective business integration goals; and (xv) specified objective business expansion goals or goals relating to acquisitions or divestitures; and

(o)	succession plan development and implementation.

The Committee may provide in any Performance Award that any evaluation of performance shall include or exclude any of the following items: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures; (6) the disposition of material capital assets or the refinancing of indebtedness, including, among other things, any make-whole payments and prepayment fees; (7) write-downs of goodwill or other intangible assets due to the determination under applicable accounting standards that the assets have been impaired; (8) material property casualty occurrences or condemnation awards taking into account the proceeds paid by insurance companies and other third parties in connection with the casualty or condemnation; (9) unusual nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes; (10) annual incentive payments or other bonuses; (11) acquisition-related expenses and acquisition related costs; (12) capital charges; (13) any other material income or loss item the realization of which is not directly attributable to the actions of current senior management of the Company; and (14) the income taxes (benefits) of any of the above.

In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant.  Actual payment of the award earned shall be in cash or in Common Stock or in a combination of both, as the Compensation Committee in its sole discretion determines.  If Common Stock is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

9.
Incentive Stock Options.  ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Compensation Committee in its sole discretion that conform to the requirements of Section 422 of the Code.  Such purchase price may be paid: (a) by check; (b) in the sole discretion of the Compensation Committee, by the delivery of shares of Common Stock owned by the participant for at least six months; or (c) in the sole discretion of the Compensation Committee, by a combination of any of the foregoing, in the manner provided in the option agreement.  The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.  Dividend equivalents shall not be awarded in conjunction with an ISO.  The term of an ISO shall not exceed ten years.

10.
Nonqualified Stock Options.  NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Compensation Committee on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Compensation Committee in its sole discretion.  The exercise price of a NQSO may not be less than the fair market value of a share of Common Stock at the time of the award.  The term of a NQSO shall not exceed ten years.  Subject to the option agreement, the purchase price may be paid by check or shares of Common Stock.  Alternatively, in the sole discretion of the Compensation Committee, the option exercise may be settled by transferring the net number of shares with a value equal to the excess of the fair market value at the time of the exercise of the shares of Common Stock subject to the exercise over the exercise price of such shares.  Subject to the option agreement, shares of Common Stock also may be withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations with respect to exercise of a stock option.  Dividend equivalents shall not be awarded in conjunction with a stock option.

11.
Stock Units.  A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Compensation Committee in its sole discretion.  The participant does not have the rights of a stockholder until receipt of the Common Stock.  Subject to the Stock Unit agreement, shares of Common Stock may be withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations with respect to the Stock Units.

12.	Adjustment Provisions.

(a)
If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed.  Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

(b)
Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

13.
Nontransferability.  Each benefit granted under this Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under this Plan may be transferred, without consideration, to a Permitted Transferee (as defined below).  Benefits granted under this Plan shall be exercisable, during the participant’s lifetime, only by the participant or a Permitted Transferee.  Benefits granted under this Plan may not be transferred to a third party for value, without stockholder approval.  In the event of the death of a participant, exercise or payment shall be made only:

(a)
By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution; and

(b)	To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section, “Permitted Transferee” shall include: (1) one or more members of the participant’s family; (2) one or more trusts for the benefit of the participant and/or one or more members of the participant’s family; or (3) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant’s family exceed 80% of all interests.  For this purpose, the participant’s family shall include only the participant’s spouse, children and grandchildren.

14.
Taxes.  The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under this Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction.  In the sole discretion of the Compensation Committee, the person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date such shares are withheld or surrendered.

15.
Tenure.  A participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under this Plan.

16.
Duration, Repricing, Interpretation, Amendment and Termination.  No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein.  Without the prior approval of the Company’s stockholders, the Company will not effect a “repricing” (as defined below) of any stock options or other benefits granted under the terms of this Plan.  For purposes of the immediately preceding sentence, a “repricing” shall be deemed to mean any of the following actions or any other action having the same effect:  (a) the lowering of the purchase price of an option or other benefit after it is granted; (b) the canceling of an option or other benefit in exchange for another option or benefit at a time when the purchase price of the cancelled option or benefit exceeds the fair market value of the underlying stock (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction); (c) the purchase of an option or other benefit for cash or other consideration at a time when the purchase price of the purchased option or benefit exceeds the fair market value of the underlying stock (unless the purchase occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction); or (d) an action that is treated as a repricing under generally accepted accounting principles.  To the extent that any stock options or other benefits which may be granted within the terms of this Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of this Plan and the sole discretion of the Compensation Committee, and to the extent that any such stock options or other benefits would so qualify within the terms of this Plan, the Compensation Committee shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under this Plan.

The Board of Directors may amend this Plan from time to time or terminate this Plan at any time.  However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant’s consent.  No amendment of this Plan shall, without approval of the stockholders of the Company, (a) increase the total number of shares which may be issued under this Plan or increase the amount or type of benefits that may be granted under this Plan; or (b) modify the requirements as to eligibility for benefits under this Plan.

17.
Rules of Construction; Compliance with Section 409A.  The terms of this Plan, and any agreement containing the terms and conditions of an award made pursuant to this Plan, shall be interpreted: first, in a manner that causes the award to comply with Section 409A of the Code; and secondly, in accordance with the laws of the State of Missouri.

18.	Effective Date. This Aegion Corporation 2013 Employee Equity Incentive Plan shall become effective as of the date (the “Effective Date”) it is approved by the stockholders of the Company.

AEGION

AEGION CORPORATION
17988 EDISON AVENUE
CHESTERFIELD, MO 63005-195

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
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**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

| NAME | SHARES |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
   Nominees

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 J. Joseph Burgess
02 Stephen P. Cortinovis
03 Stephanie A. Cuskley
04 John P. Dubinsky
05 Charles R. Gordon
06 Juanita H. Hinshaw
07 M. Richard Smith
08 Alfred L. Woods
09 Phillip D. Wright

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: This proxy may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

For address change/comments, mark here. ☐
(see reverse for instructions)

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000_0000_7_ R_0.0.5_09

ANNUAL MEETING OF STOCKHOLDERS

# AEGION CORPORATION

May 14, 2013

PROXY VOTING INSTRUCTIONS

**As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-690-6903 or via the Internet at WWW.PROXYVOTE.COM and follow the simple instructions.**

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

**AEGION CORP**
**Annual Meeting of Stockholders**
**May 14, 2013 8:30 AM Central Time**
**This proxy is solicited by the Board of Directors**

The undersigned having received the notice of the 2013 Annual Meeting of Stockholders of Aegion Corporation (the "Company") and the proxy statement, appoints David F. Morris and Kent W. Bartholomew, and each of them acting individually, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all the shares of the Company's Class A common stock, $.01 par value, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs this proxy be voted as specified on the reverse side.

**This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxy will be voted: (a) "FOR" all of the Company's director nominees in Proposal 1, (b) "FOR" Proposal 2, (c) "FOR" Proposal 3 and (d) "FOR" Proposal 4. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.**

**YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY.**

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**

0000170017_2 R1.0.0.51160